                                                               EXHIBIT (17)(o)

                          THE BFM INSTITUTIONAL TRUST


                      Statement of Additional Information
                              dated April 3, 1995


     The BFM Institutional Trust Inc. (Trust) is a no-load, open-end management investment company currently consisting of sixteen investment portfolios. The eight diversified investment portfolios (the "Portfolios"), each with its own investment objective and policies, described in this Statement of Additional Information consist of The Short Duration Portfolio, The Intermediate Duration Portfolio, The Core Fixed Income Portfolio, The Mortgage Portfolio, The Government Portfolio, The Long Duration Portfolio and The Global Fixed Income Portfolio (the "Fixed Income Portfolios") and The Money Market Portfolio. BlackRock Financial Management Inc. (formerly BlackRock Financial Management L.P.) serves as investment adviser (the "Adviser") to the Trust.

     The Trust's address is 345 Park Avenue, New York, New York 10154, and its telephone number is (212) 754-5560.

     This Statement of Additional Information is not a prospectus and should be read in conjunction with the Trust's Prospectus dated April 3, 1995, a copy of which may be obtained from the Trust upon request.



                               TABLE OF CONTENTS

                                                                                             CROSS-REFERENCE
                                                                                                TO PAGE IN
                                                                                 PAGE           PROSPECTUS
                                                                                 ----           ----------
Investment Objectives and Policies  . . . . . . . . . . . . . . . . . . . . .    B-2                 9
Investment Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . .    B-11               --
Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-13               --
Management of the Trust   . . . . . . . . . . . . . . . . . . . . . . . . . .    B-16               23
Distribution and Stockholder Servicing Plan   . . . . . . . . . . . . . . . .    B-18               25
Portfolio Transactions and Brokerage  . . . . . . . . . . . . . . . . . . . .    B-19               23
Net Asset Value   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-20               26
Purchase and Redemption of Shares   . . . . . . . . . . . . . . . . . . . . .    B-21               26
Taxes, Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . .    B-22               28
Performance Information   . . . . . . . . . . . . . . . . . . . . . . . . . .    B-24               29
Custodian, Transfer and Dividend Disbursing Agent   . . . . . . . . . . . . .    B-25               30
Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-25               30
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-26               --





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                       INVESTMENT OBJECTIVES AND POLICIES

     For a description of the objectives and policies of the Portfolios, see "Description of the Trust - Investment Objectives and Policies" in the Trust's Prospectus. The following information is provided for those investors desiring information in addition to that contained in the Prospectus.

U.S. GOVERNMENT SECURITIES

     U.S. Government securities include:

     (1) U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are direct obligations of the U.S. Government and, as such, are backed by the "full faith and credit" of the United States.

     (2) Securities issued by agencies and instrumentalities of the U.S. Government which are backed by the full faith and credit of the United States. Among the agencies and instrumentalities issuing such obligations are the Federal Housing Administration, the Government National Mortgage Association (GNMA), the Department of Housing and Urban Development, the Export-Import Bank, the Farmers Home Administration (FHA), the General Services Administration, the Maritime Administration and the Small Business Administration. The maturities of such obligations range from three months to 30 years.

     (3) Securities issued by agencies and instrumentalities which are not backed by the full faith and credit of the United States, but whose issuing agency or instrumentality may borrow, to meet its obligations, from the U.S. Treasury. Among the agencies and instrumentalities issuing such obligations are the Tennessee Valley Authority, the Federal National Mortgage Association (FNMA), the Federal Home Loan Mortgage Corporation (FHLMC) and the U.S. Postal Service.

     (4) Securities issued by agencies and instrumentalities which are not backed by the full faith and credit of the United States, but which are backed by the credit of the issuing agency or instrumentality. Among the agencies and instrumentalities issuing such obligations are the Federal Farm Credit System and the Federal Home Loan Bank.

     Neither the value nor the yield of the Portfolios' shares or of the U.S. Government securities which may be invested in by the Portfolios are guaranteed by the U.S. Government. Such values and yield will fluctuate with changes in prevailing interest rates and other factors. Generally, as prevailing interest rates rise, the value of any U.S. Government securities held by the Portfolios will fall. Such securities with longer maturities generally tend to produce higher yields and are subject to greater market fluctuation as a result of changes in interest rates than debt securities with shorter maturities.

     The Fixed Income Portfolios may also purchase "zero coupon" Treasury securities. These are U.S. Treasury bills, notes and bonds which have been stripped of their unmatured interest coupons or which are certificates representing interests in such stripped debt obligations. Such securities are purchased at a discount from their face amount giving the purchaser the right to receive their full value at maturity. A zero coupon security pays no interest to its holder during its life. Its value to an investor consists of the difference between its face value at the time of maturity and the price for which it was acquired, which is generally an amount significantly less than its face value (sometimes referred to as a "deep discount" price).





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     The interest rate on such securities is automatically compounded and paid out at maturity. While such compounding at a constant rate eliminates the risk of receiving lower yields upon reinvestment of interest if prevailing interest rates decline, the owner of a zero coupon security will be unable to participate in higher yields upon reinvestment of interest received if prevailing interest rates rise. For this reason, zero coupon securities are subject to substantially greater market price fluctuations during periods of changing prevailing interest rates than are comparable debt securities which make current distributions of interest. Current federal tax law requires that a holder (such as a Portfolio) of a zero coupon security accrue a portion of the discount at which the security was purchased as income each year even though the Portfolio receives no interest payments in cash on the security during the year.

     Currently the only U.S. Treasury security issued without coupons is the Treasury bill. However, a number of banks and brokerage firms have separated (stripped) the principal portions from the coupon portions of U.S. Treasury bonds and notes and sold them separately in the form of receipts or certificates representing undivided interests in these instruments. These instruments are generally held by a bank in a custodial or trust account.

MORTGAGE-BACKED SECURITIES

     As discussed in the Prospectus, the Mortgage-Backed securities purchased by the Portfolios evidence an interest in a specific pool of mortgages. Such securities are issued by GNMA, FNMA and FHLMC and by private issuers, such as depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing.

     GNMA CERTIFICATES. GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. The National Housing Act of 1934, as amended (the Housing Act), authorized GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of mortgage loans insured by the Federal Housing Administration under the Housing Act, or Title V of the Housing Act of 1949 (FHA Loans), or guaranteed by the Veterans' Administration under the Servicemen's Readjustment Act of 1944, as amended (VA Loans), or by pools of other eligible mortgage loans. The Housing Act provides that the full faith and credit of the U.S. Government is pledged to the payment of all amounts that may be required to be paid under the guarantee. In order to meet its obligations under such guarantee, GNMA is authorized to borrow from the U.S. Treasury with no limitations as to amount.

     The GNMA certificates will represent a pro rata interest in one or more pools of the following types of mortgage loans: (i) fixed rate level payment mortgage loans; (ii) fixed rate graduated payment mortgage loans; (iii) fixed rate growing equity mortgage loans; (iv) fixed rate mortgage loans secured by manufactured (mobile) homes; (v) mortgage loans on multifamily residential properties under construction; (vi) mortgage loans on completed multifamily projects; (vii) fixed rate mortgage loans as to which escrowed funds are used to reduce the borrower's monthly payments during the early years of the mortgage loans ("buydown" mortgage loans); (viii) mortgage loans that provide for adjustments in payments based on periodic changes in interest rates or in other payment terms of the mortgage loans; and (ix) mortgage-backed serial notes. All of these mortgage loans will be FHA Loans or VA Loans and, except as otherwise specified above, will be fully-amortizing loans secured by first liens on one- to four-family housing units.

     FNMA CERTIFICATES. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA was originally established in 1938 as a U.S. Government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local





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lenders, thereby replenishing their funds for additional lending.  FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgage loans directly, thereby expanding the total amount of funds available for housing.

     Each FNMA certificate will entitle the registered holder thereof to receive amounts representing such holder's pro rata interest in scheduled principal payments and interest payments (at such FNMA certificate's pass-through rate, which is net of any servicing and guarantee fees on the underlying mortgage loans), and any principal prepayments on the mortgage loans in the pool represented by such FNMA certificate and such holder's proportionate interest in the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan. The full and timely payment of principal of and interest on each FNMA certificate will be guaranteed by FNMA, which guarantee is not backed by the full faith and credit of the U.S. Government.

     Each FNMA certificate will represent a pro rata interest in one or more pools of FHA Loans, VA Loans or conventional mortgage loans (i.e., mortgage loans that are not insured or guaranteed by any governmental agency) of the following types: (i) fixed rate level payment mortgage loans; (ii) fixed rate graduated payment mortgage loans; and (iii) adjustable rate mortgage loans.

     FHLMC CERTIFICATES. FHLMC is a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended (the FHLMC Act). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of FHLMC currently consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC certificates.

     FHLMC guarantees to each registered holder of a FHLMC certificate the timely payment of interest at the rate provided for by such FHLMC certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, but does not, generally, guarantee the timely payment of scheduled principal. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of a claim by any mortgage insurer or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by the full faith and credit of the U.S. Government.

     FHLMC certificates represent a pro rata interest in a group of mortgage loans (a FHLMC certificate group) purchased by FHLMC. The mortgage loans underlying the FHLMC certificates will consist of fixed rate or adjustable rate mortgage loans with original terms to maturity of between ten and thirty years, substantially all of which are secured by first liens on one- to four-family residential properties or multifamily projects. Each mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another FHLMC certificate group.

     COLLATERALIZED MORTGAGE OBLIGATIONS. In reliance on a Securities and Exchange Commission (SEC) interpretation, the Fixed Income Portfolios' investments in certain qualifying collateralized mortgage obligations (CMOs), including CMOs that are treated as Real Estate Mortgage Investment Conduits (REMICs), are not subject to the limitations in the Investment Company Act of l940 (the Investment Company Act) on acquiring interests in other investment companies. In order to be able to rely on the SEC's interpretation, the CMOs must be unmanaged, fixed-asset issuers, that (a) invest primarily in mortgage-backed securities, (b) do not issue redeemable securities, (c) operate under general exemptive





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orders exempting them from all provisions of the Investment Company Act, and
(d) are not registered or regulated under the Investment Company Act as investment companies. To the extent that the Portfolios select CMOs that do not meet the above requirements, the Portfolios will be subject to the limitations on acquiring interests in other investment companies described in "Investment Restrictions" below.

ILLIQUID SECURITIES

     The Portfolios may not invest more than 15% of their respective net assets in repurchase agreements which have a maturity of longer than seven days or in other illiquid securities, including securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale. Repurchase agreements subject to demand are deemed to have a maturity equal to the notice period.

     Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of l933, as amended (the Securities Act). Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds, like the Portfolios, do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

     In recent years, a large institutional market has developed for certain securities that are not registered under the Securities Act, including repurchase agreements, commercial paper, foreign securities, municipal securities, and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.

     The SEC has recently adopted Rule l44A which allows for a broader institutional trading market for securities otherwise subject to restrictions on resale to the general public. Rule l44A establishes a "safe harbor" from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers.

     Under guidelines adopted by the board of directors pursuant to requirements established by the SEC, the Adviser may determine that restricted securities issued pursuant to Rule l44A under the Securities Act may be liquid. The Adviser will monitor the liquidity of such restricted securities subject to the supervision of the Board of Directors. In reaching liquidity decisions, the Adviser will consider, among others, the following factors: (l) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security and (4) the nature of the security and the nature of the marketplace (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).

OTHER INVESTMENT STRATEGIES

     INTEREST RATE TRANSACTIONS

     Each Fixed Income Portfolio may enter into interest rate swaps, caps and floors on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities, and will usually





                                      B-5
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enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. A Portfolio will accrue the net amount of the excess, if any, of its obligations over its entitlements with respect to each interest rate swap on a daily basis and will deliver an amount of cash, U.S. Government securities or liquid high-grade debt securities having an aggregate net asset value at least equal to the accrued excess to a custodian that satisfies the requirements of the Investment Company Act.

     A Portfolio will enter into interest rate swap, cap and floor transactions only with institutions meeting the creditworthiness standards established by the Board of Directors. If there is a default by the other party to such a transaction, the Portfolio will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid.
Caps and floors are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps.

     OPTIONS AND FUTURES TRANSACTIONS

     PUT AND CALL OPTIONS. Each Fixed Income Portfolio may purchase listed and over-the-counter call and put options (OTC options) in amounts equaling up to 10% of their respective total assets. Each Portfolio may purchase put options on securities which it holds (or has the right to acquire) in its portfolio to protect itself against a decline in the value of the securities. If the value of the underlying security were to fall below the exercise price of the put purchased in an amount greater than the premium paid for the option, the Portfolio would incur no additional loss. In addition, each Portfolio may sell a put option which it has previously purchased prior to the sale of the securities underlying such option. Such a sale would result in a net gain or loss depending on whether the amount received on the sale is more or less than the premium and other transaction costs paid on the put option which is sold. Any such gain or loss could be offset in whole or in part by a change in the market value of the underlying security. If a put option purchased by the Portfolio expired without being sold or exercised, the premium would be lost.

     Because trading interest in options written on Treasury bonds and notes tends to center mostly on the most recently auctioned issues, the exchanges on which such securities trade will not continue indefinitely to introduce options with new expirations to replace expiring options on particular issues.
Instead, the expirations introduced at the commencement of options trading on a particular issue will be allowed to run their course, with the possible addition of a limited number of new expirations as the original ones expire. Options trading on each issue of bonds or notes will thus be phased out as new options are listed on more recent issues, and options representing a full range of expirations will not ordinarily be available for every issue on which options are traded.

     In the event of the bankruptcy of a broker through which a Portfolio engages in options transactions, the Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Transactions are entered into by the Portfolios only with brokers or financial institutions deemed creditworthy by the Adviser.

     OTC options pose risks not associated with exchange-traded options. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Moreover, because performance of an OTC option is not guaranteed by the Options Clearing Corporation (OCC) or any other settlement agency, there is a risk of counterparty default. In the event of the bankruptcy of the writer of an OTC option purchased by a Portfolio, the Portfolio could experience a loss of all or part of the value of the option.

     Exchange-traded options involve certain risks not present in an OTC market. For example, exchanges





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could impose limits governing the maximum number of positions on the same side of a market or involving the same underlying instrument that may be held by a single investor, whether acting alone or in concert with others (regardless of whether such positions are held or written on the same or different exchanges or held or written in one or more accounts or through one or more brokers).

     FUTURES CONTRACTS. As a purchaser of an interest rate futures contract (futures contract), a Portfolio incurs an obligation to take delivery of a specified amount of the obligation underlying the futures contract at a specified time in the future for a specified price. As a seller of a futures contract, a Portfolio incurs an obligation to deliver the specified amount of the underlying obligation at a specified time in return for an agreed upon price.

     The Fixed Income Portfolios may purchase or sell futures contracts for the purpose of hedging their respective portfolio (or anticipated portfolio) securities against changes in prevailing interest rates. If the Adviser anticipates that interest rates may rise and, concomitantly, the price of U.S. Government or other debt securities may fall, the Portfolio may sell a futures contract. If declining interest rates are anticipated, the Portfolio may purchase a futures contract to protect against a potential increase in the price of U.S. Government or other debt securities the Portfolio intends to purchase. In addition, futures contracts may be bought or sold in order to close out a short or long position in a corresponding futures contract.

     Although most futures contracts call for actual delivery or acceptance of securities, the contracts usually are closed out before the settlement date without the making or taking of delivery. A futures contract sale is closed out by effecting a futures contract purchase for the same aggregate amount of the specific type of security and the same delivery date. If the sale price exceeds the offsetting purchase price, the seller would be paid the difference and would realize a gain. If the offsetting purchase price exceeds the sale price, the seller would pay the difference and would realize a loss. Similarly, a futures contract purchase is closed out by effecting a futures contract sale for the same aggregate amount of the specific type of security and the same delivery date. If the offsetting sale price exceeds the purchase price, the purchaser would realize a gain, whereas if the purchase price exceeds the offsetting sale price, the purchaser would realize a loss. There is no assurance that a Portfolio will be able to enter into a closing transaction.

     When a Portfolio enters into a futures contract it is initially required to deposit with the Custodian, in a segregated account in the name of the broker performing the transaction, an "initial margin" of cash or U.S. Government securities equal to approximately 1 to 5% of the contract amount. Initial margin requirements are established by the exchanges on which futures contracts trade and may change from time to time. In addition, brokers may establish margin deposit requirements in excess of those required by the exchanges.

     Initial margin in futures transactions is different from margin in securities transactions in that initial margin does not involve the borrowing of funds by a broker's client but is, rather, a good faith deposit on the futures contract which will be returned to the Portfolio upon the proper termination of the futures contract. The margin deposits made are marked to market daily and the Portfolio may be required to make subsequent deposits into the segregated account, maintained at the Custodian for that purpose, of cash, U.S. Government securities or other liquid high-grade debt obligations, called "variation margin", in the name of the broker, which are reflective of price fluctuations in the futures contract. Upon the expiration of the futures contract or the execution of an opposite position by a Portfolio (which will operate to terminate the position in the futures contract), a final determination of variation margin is made. Additional cash is then required to be paid to or released by the broker, and the Portfolio realizes a gain or a loss.

     Currently, interest rate futures contracts can be purchased on debt securities such as U.S. Treasury





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bills and bonds, Eurodollar instruments, U.S. Treasury notes with maturities between 6 1/2 and 10 years, GNMA certificates and bank certificates of deposit.

     OPTIONS ON FUTURES CONTRACTS. The Portfolios may purchase options on futures contracts for similar purposes to those set forth above for the purchase of a futures contract (purchase of a call option or sale of a put option) and the sale of a futures contract (purchase of a put option or sale of a call option), or upon exercise to close out a long or short position in futures contracts. If, for example, the Adviser wished to protect against an increase in interest rates and the resulting negative impact on the value of a portion of its U.S. Government securities portfolio, it might purchase a put option on an interest rate futures contract, the underlying security of which correlates with the portion of the portfolio the Adviser seeks to hedge.

     CERTAIN RISKS OF TRANSACTIONS IN FUTURES CONTRACTS AND RELATED OPTIONS. The Portfolios are authorized to enter into futures contracts and related options only for bona fide hedging and duration management purposes. For this purpose, the Commodity Futures Trading Commission (CFTC) generally defines bona fide hedging as a transaction or position that (i) represents a substitute for a transaction to be made in a physical market, (ii) is economically appropriate to the reduction of risk, (iii) arises from a potential change in the value of assets owned or to be acquired, and (iv) is intended to offset price risks incidental to cash positions. In addition, with respect to anticipatory long positions, bona fide hedging is defined to mean that either:
(1) a substantial majority (i.e., approximately 75%) of all anticipatory hedge transactions (transactions in which the Portfolio does not own at the time of the transaction, but expects to acquire, the securities underlying the futures contract) involving the purchase of futures contracts will be completed by the purchase of securities which are the subject of the hedge, or (2) the underlying value of all long positions in futures contracts will not exceed the total value of (a) short-term debt obligations and cash set aside by the Portfolio; (b) cash proceeds due to the Portfolio on investments within thirty days; (c) the margin deposited on the contracts; and (d) any unrealized appreciation in the value of the contracts.

     A Portfolio may sell a futures contract to protect against the decline in the value of U.S. Government securities and other debt securities held by the Portfolio. It is possible that the futures market may advance and the value of securities held by the Portfolio may decline. If this were to occur, the Portfolio would lose money on the futures contract and also experience a decline in value in its portfolio securities. However, over time the market prices of the securities of a diversified portfolio should tend to move in the same direction as the prices of futures contracts.

     If a Portfolio purchases a futures contract to hedge against the increase in value of U.S. Government securities it intends to buy, and the value of such securities decreases, then the Portfolio may determine not to invest in the securities as planned and will realize a loss on the futures contract that is not offset by a reduction in the price of the securities.

     If a Portfolio maintains a short position in a futures contract, it will cover this position by holding, in a segregated account maintained at the Custodian, cash, U.S. Government securities or other liquid high grade debt obligations equal in value (when added to any initial or variation margin on deposit) to the market value of the securities underlying the futures contract. Such a position may also be covered by owning the securities underlying the futures contract, or by holding a call option permitting the Portfolio to purchase the same contract at a price no higher than the price at which the short position was established.

     In addition, if a Portfolio holds a long position in a futures contract, it will hold cash, U.S. Government securities or other liquid high grade debt obligations equal to the purchase price of the contract (less the amount of initial or variation margin on deposit) in a segregated account maintained for the Portfolio by the Custodian. Alternatively, a Portfolio could cover its long position by purchasing a put option on the same futures contract with an exercise price as high or higher than the price of the contract held by the Portfolio.

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     Exchanges limit the amount by which the price of a futures contract may move on any day. If the price moves equal the daily limit on successive days, then it may prove impossible to liquidate a futures position until the daily limit moves have ceased. In the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments of variation margin on open futures positions. In such situations, if the Portfolio has insufficient cash, it may be disadvantageous to do so. The ability to close out options and futures positions could also have an adverse impact on a Portfolio's ability to effectively hedge its portfolio.

     A Portfolio may be required to take or make delivery of the instruments underlying interest rate futures contracts it holds at a time when it is disadvantageous to do so. In addition, the CFTC and various markets have established limits, referred to as "speculative position limits", on the maximum net long or net short positions that any person may hold or control in a futures contract or related option. An exchange may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions and restrictions.

     In the event of the bankruptcy of a broker through which a Portfolio engages in transactions in futures or options thereon, the Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Transactions are entered into by a Portfolio only with brokers or financial institutions deemed creditworthy by the Adviser.

     While the futures contracts and options transactions to be engaged in by the Portfolios for the purpose of hedging the Portfolios' securities are not speculative in nature, there are risks inherent in the use of such instruments. There may exist an imperfect correlation between the price movements of futures contracts purchased by the Portfolios and the movements in the prices of the securities which are the subject of the hedge. Another risk is that prices of interest rate futures contracts may not move in tandem with the changes in prevailing interest rates against which a Portfolio seeks a hedge. A correlation may also be distorted by the fact that the futures market is denominated by short-term traders seeking to profit from the difference between a contract or security price objective and their cost of borrowed funds.

     If participants in the futures market elect to close out their contracts through offsetting transactions rather than meet margin deposit requirements, distortions in the normal relationships between the debt securities and futures market could result. Price distortions could also result if investors in futures contracts elect to make or take delivery of underlying securities rather than engage in closing transactions due to the resultant reduction in the liquidity of the futures market. In addition, due to the fact that, from the point of view of speculators, the deposit requirements in the futures markets are less onerous than margin requirements in the cash market, increased participation by speculators in the futures market could cause temporary price distortions. Due to the possibility of price distortion in the futures market and because of the imperfect correlation between movements in the prices of U.S. Government securities and movements in the prices of futures contracts, a correct forecast of interest rate trends by the investment adviser may still not result in a successful hedging transaction.

     Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to a Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss to the Portfolio notwithstanding that the purchase or sale of a futures contract would not result in a loss, as in the instance where there is no movement in the prices of the futures contracts or underlying U.S. Government securities.

     CURRENCY HEDGING

     The Global Fixed Income Portfolio may enter into forward foreign currency exchange contracts (forward contracts) to attempt to minimize the risk to the Portfolio from adverse changes in currency exchange rates. All forward contracts will be covered by depositing in a segregated account with the Custodian cash, U.S. Government securities or other liquid high-grade debt obligations equal to the Portfolio's obligation on each contract's settlement date or by entering into an offsetting position or transaction. Long forward positions may be covered by purchasing a put option on the security underlying the forward contract. Short forward positions may be covered by (i) owning the currency underlying the forward contract or (ii) holding a call option permitting the Portfolio to purchase the same forward contract at a price no higher than the price at which the short position was established.

     Forward contracts and options on foreign currencies are not traded on markets regulated by the CFTC or (with the exception of certain options traded on national securities exchanges) by the SEC, but are traded through financial institutions acting as market-makers. As a result, forward contracts are subject to the same types of market risks as OTC options. See "Options and Futures Transactions -- Put and Call Options" above.

     Forward contracts, options, futures contracts and options on futures contracts may be traded in foreign markets or on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies. The value of such positions also could be adversely affected by, among other things, (i) other foreign political and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (v) lesser trading volume.

     REPURCHASE AGREEMENTS

     The Portfolios may invest temporarily, without limitation, in repurchase agreements, which are agreements pursuant to which securities are acquired from a third party with the understanding that they will be repurchased by the seller at a fixed price on an agreed date. These agreements may be made with respect to any of the securities in which the Portfolios are authorized to invest. Repurchase agreements may be characterized as loans by the Portfolios which are secured by the underlying securities. The Portfolios may enter into repurchase agreements with (i) member banks of the Federal Reserve System having total assets in excess of $500 million and (ii) securities dealers, provided that such banks or dealers meet the creditworthiness standards established by the Board of Directors ("Qualified Institutions"). The Adviser will monitor the continued creditworthiness of Qualified Institutions, subject to the supervision of the Board of Directors. The repurchase price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The collateral is marked to market daily.

     The use of repurchase agreements involves certain risks. For example, if the seller of securities under a repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, the Portfolio will seek to dispose of such securities, which action could involve costs or delays. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the Portfolio's ability to dispose of the underlying securities may be restricted. In addition, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. To help minimize this risk, the securities underlying the repurchase agreement will be held by the custodian at all times in an amount at least equal to the repurchase price, including accrued interest. If the seller fails to repurchase the securities, the Portfolio may suffer a loss to the extent proceeds from the sale of the underlying securities are less than the repurchase price.

     SECURITIES LENDING

     The Portfolios may lend their portfolio securities to Qualified Institutions. By lending its portfolio securities, a Portfolio attempts to increase its income through the receipt of interest on the loan. Any gain or loss in the market price of the securities loaned that may occur during the term of the loan will be for the account of a Portfolio. The Portfolio may lend its portfolio securities so long as the terms and the structure of such loans are not inconsistent with the Investment Company Act, which currently requires, among other things, that (a) the borrower pledge and maintain with the Portfolio collateral consisting of cash or securities issued or guaranteed by the U.S. Government having a value at all times that is at least equal to the value of the securities loaned, (b) the borrower add to such collateral whenever the price of the securities loaned rises (i.e., the value of the loan is "marked to the market" on a daily basis), (c) the loan be made subject to termination by the Portfolio at any time and (d) the Portfolio receive reasonable interest on the loan (which may include the Trust's investing any cash collateral in interest bearing short-term investments), any distributions on the loaned securities and any increase in their market value. A Portfolio will not lend portfolio securities if, as a result, the aggregate of such loans exceeds 33 1/3% of the value of the Portfolio's total assets (including such loans). Loan arrangements made by the Portfolio will comply with all other applicable regulatory requirements, including the rules of the New York Stock Exchange, which rules presently require the borrower, after notice, to redeliver the securities within the normal settlement time of five business days.

     All relevant facts and circumstances, including the creditworthiness of the Qualified Institution, will be monitored by the Adviser, and will be considered in making decisions with respect to lending of securities, subject to review by the Board of Directors. If the borrower fails to deliver the loaned securities after receipt of notice, the Portfolio could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over collateral. As with any extensions of credit, there are risks of delay in recovery and in some cases even loss of rights in the collateral should the borrower of the securities fail financially.

     A Portfolio may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Board of Directors. In addition, voting rights may pass with the loaned securities, but if a material event were to occur affecting such securities, the loan must be called and the securities voted.


                            INVESTMENT RESTRICTIONS

     The following restrictions are fundamental policies. Fundamental policies are those which cannot be changed without the approval of holders of a majority of the outstanding voting securities of the affected Portfolio. A "majority of the outstanding voting securities", when used in this Statement of Additional Information, means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy or (ii) more than 50% of the outstanding shares.

     No Portfolio may:

     1. Purchase securities on margin (but the Portfolio may obtain such short-term credits as may be necessary for the clearance of transactions); provided that the deposit or payment by a Fixed Income Portfolio of initial or variation margin in connection with options or futures contracts is not considered the purchase of a security on margin.

     2. Make short sales, except that a Fixed Income Portfolio may make short sales "against-the-box".

     3. Issue senior securities, borrow money or pledge its assets, except that a Fixed Income Portfolio may borrow from banks or enter into reverse repurchase agreements or dollar rolls up to 33 1/3% of the value of its total assets (calculated when the loan is made) to take advantage of investment opportunities and may pledge up to 33 1/3% of the value of its total assets to secure such borrowings. Each Portfolio is also authorized to borrow an additional 5% of its total assets without regard to the foregoing limitations for temporary purposes such as clearance of portfolio transactions and share redemptions. For purposes of these restrictions, the purchase or sale of securities on a "when-issued", delayed delivery or forward commitment basis, the purchase and sale of options and futures contracts and collateral arrangements with respect thereto are not deemed to be the issuance of a senior security, a borrowing or a pledge of assets.

     4. Purchase any security (other than obligations of the U.S. Government, its agencies and instrumentalities) if as a result: (i) with respect to 75% of its total assets, more than 5% of the Portfolio's total assets would then be invested in securities of a single issuer or (ii) 25% or more of a Portfolio's total assets would be invested in one or more issuers having their principal business activities in the same industry.

     5. Purchase securities, other than U.S. Government securities, Mortgage-Backed securities or Asset-Backed securities, of any issuer having a record, together with predecessors, of less than three years of continuous operations if, immediately after such purchase, more than 5% of the Portfolio's total assets would be invested in such securities.

     6. Buy or sell real estate or interests in real estate, except that the Portfolio may purchase and sell Mortgaged-Backed securities, securities collateralized by mortgages, securities which are secured by real estate, securities of companies which invest or deal in real estate.

     7. Act as underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     8.   Make investments for the purpose of exercising control or management.

     9. Invest in interests in oil, gas or other mineral exploration or development programs, except that the Portfolio may invest in the securities of companies which invest in or sponsor such programs.

     10. Make loans, except through (i) repurchase agreements and (ii) loans of portfolio securities limited to 50% of the value of the Portfolio's total assets.

     11. Purchase more than 10% of all outstanding voting securities of any one issuer.

     12. Buy or sell commodities contracts, except that a Fixed Income Portfolio may purchase and sell futures contracts and options thereon.

     Whenever any fundamental investment policy or investment restriction states a maximum percentage of a Portfolio's assets, it is intended that if the percentage limitation is met at the time the investment is made, a later change in percentage resulting from changing total or net asset value will not be considered a violation of such policy.

     In addition, the Investment Company Act prohibits a Portfolio from investing its assets in more than 3% or, together with other investment companies having the same investment adviser, more than 10%, of the outstanding voting stock of any closed-end investment company, more than 5% of its total value in any closed-end investment company, or more than 10% of its total value in closed-end investment companies as a group, unless the investment is acquired pursuant to a plan of reorganization or a SEC approved offer of exchange.


                             DIRECTORS AND OFFICERS

     The officers of the Trust manage its day to day operations. The officers are directly responsible to the Trust's Board of Directors, which sets broad policies for the Trust and chooses its officers. The following is a list of the directors and officers of the Trust and a brief statement of their present positions and principal occupations during the past five years. Unless otherwise indicated, each of the directors is also a director of, and each officer holds the same position with, The BlackRock Income Trust Inc., The BlackRock Target Term Trust Inc., The BlackRock Advantage Term Trust Inc., The BlackRock Strategic Term Trust Inc., The BlackRock 1998 Term Trust Inc., The BlackRock Municipal Target Term Trust Inc., The BlackRock North American Government Income Trust Inc., The BlackRock Insured Municipal Target Term Trust Inc., The BlackRock Investment Quality Term Trust Inc., The BlackRock 2001 Term Trust, Inc., The BlackRock Insured Municipal 2008 Term Trust Inc., The BlackRock California Insured Municipal 2008 Term Trust Inc., The BlackRock Florida Insured Municipal 2008 Term Trust, The BlackRock New York Insured Municipal 2008 Term Trust Inc., The BlackRock 1999 Term Trust Inc., The BlackRock Investment Quality Municipal Trust Inc., The BlackRock Broad Investment Grade 2009 Term Trust Inc., The BlackRock California Investment Quality Municipal Trust Inc., The BlackRock Florida Investment Quality Municipal Trust, The BlackRock New Jersey Investment Quality Municipal Trust Inc. and The BlackRock New York Investment Quality Municipal Trust Inc.
Messrs. Fink and Schlosstein serve on the Trust's executive committee, which has full authority to exercise all of the powers permitted to such a committee under Maryland law. Unless specified otherwise below, the business address of the directors and officers of the Trust is 345 Park Avenue, New York, New York 10154.


                                                                 Principal Occupation
                                                                 During the Past Five
Name and Address              Title                          Years and Other Affiliations
----------------              -----                          ----------------------------
Kent Dixon                    Director             Consultant/Investor. Former President and Chief
200 Whitfield Street                               Executive Officer of Empire Federal Savings Bank
Guilford, CT 06437                                 of America and BancPLUS Savings Association, former Chairman of the Board,
                                                   President and Chief Executive Officer of Northeast Savings.  Former Director of
                                                   ISFA (the owner of INVEST, a national securities brokerage service designed for banks and thrift institutions).  Director, Empire of America Realty Credit
                                                   Corporation.

Frank J. Fabozzi              Director             Consultant.  Editor of The Journal of Portfolio
225 Summit Avenue                                  Management and Adjunct Professor of Finance at the
Summit, NJ 07901                                   School of Organization and Management at Yale University.  Director, Guardian
                                                   Mutual Funds Group.  Author and editor of several books on fixed income portfolio management.  Visiting Professor of Finance and Accounting at the Sloan School of
                                                   Management, Massachusetts Institute of Technology from 1986 to August 1992.

Laurence D. Fink * (1)        Director and         Chairman and Chief and Chief Executive Officer of
                              Chairman of the      the Adviser.  Formerly Managing Director of The
                              Board                First Boston Corporation (investment bank), member of its Management Committee, co-head of its Taxable Fixed Income Department, and head of its Mortgage and Real
                                                   Estate Products Group.

James Grosfeld                Director             Consultant/Investor.  Formerly Chairman of the
755 West Big Beaver                                Board and Chief Executive Officer of PHM Cor-
     Road #2200                                    poration (home building and mortgage banking and
Troy, MI 48084                                     finance) (May 1974 - April 1990).

Ralph L. Schlosstein * (1)    Director and         President of the Adviser. Formerly Managing
                              President            Director of Shearson Lehman Hutton Inc. (investment bank) and co-head of its
                                                   Mortgage and Savings Institutions Group.

Keith T. Anderson             Vice President       Limited partner of the Adviser. From February 1987 to April 1988 Vice President
                                                   at The First Boston Corporation in the Fixed Income Research Department.
                                                   Previously Vice President and Senior Portfolio Manager at Criterion Investment
                                                   Management Company.

Michael C. Huebsch            Vice President       Limited partner of the Adviser since January 1991.  Vice President of the Adviser from February 1989 to January 1991.  From July 1985 to January 1989 Vice
                                                   President at The First Boston Corporation in the Fixed Income Research
                                                   Department.

Robert S. Kapito              Vice President       Limited partner and Vice Chairman of the Adviser.  Formerly Vice President at The
                                                   First Boston Corporation in the Mortgage Products Group.

Scott M. Amero                Vice President       Limited partner of the Adviser since January 1993.  Vice President of the Adviser from January l990 to December 1992.  Formerly Vice President at The First Boston
                                                   Corporation in the Fixed Income Research Department (September l985 - January
                                                   1990).

Sarah M. Brown (2)            Vice President       Vice President of the Adviser since June 1992.  Formerly Vice President at
                                                   Hyperion Capital Management, Inc. (February 1990 - May 1992), Chief Administrator
                                                   at Ranieri Wilson and Co., Inc. (financial services) (May 1988 - February 1990),
                                                   Chief Administrative Officer and First Vice President, Investment Banking
                                                   Division at E.F. Hutton, Inc. (1984 - May 1988).

John Richard Kushel (2)       Vice President       Vice President of the Adviser since January 1993. Associate of the Adviser from
                                                   May 1991 to December 1992.  From July 1988 to May 1991 Associate at Prudential
                                                   Securities Incorporated in the Financial Institutions Group.

P. Philip Matthews (2)        Vice President       Limited partner of the Adviser since March 1990.  Director and Product Sales
                                                   Manager for the Mortgage Securities Department at Salomon Brothers from May 1985 to February 1990.

Barbara G. Novick             Secretary            Limited partner of the Adviser.  From January 1985 to April 1988 Vice President
                                                   at The First Boston Corporation in the Mortgage Products Group. Previously
                                                   affiliated with Morgan Stanley & Co. in its Analytical Systems Group.

Henry Gabbay                  Treasurer            Limited partner and Chief Operating Officer of the Adviser.  From September 1984
                                                   to February 1989 Vice President at The First Boston Corporation.

James Kong                    Assistant            Principal of the Adviser since January 1993.  Vice
                              Treasurer            President of the Adviser from January 1992.  Associate of the Adviser from April
                                                   1989 to December 1991.  Assistant Vice President at The First Boston Corporation
                                                   in the CMO/ABO Administration Department from April 1987 to April 1989.
                                                   Previously affiliated with Deloitte, Haskins & Sells (now Deloitte & Touche LLP).

J. Robert Small (2)           Assistant            Vice President and Controller of the Adviser since
                              Treasurer            April 1992.  Formerly Controller of Blackstone Group Holdings L.P. and affiliates
                                                   (December 1989 - March 1992). Previously affiliated with Coopers & Lybrand
                                                   (accounting firm) (November 1983 - November 1989).

Karen H. Sabath               Assistant            Limited partner of the Adviser since January 1993.
                              Secretary            Vice President of the Adviser until December 1992.  From August 1988 to December
                                                   1990 Associate of the Adviser. From June 1986 to July 1988 Associate at The First
                                                   Boston Corporation in the Mortgage Finance Department.

--------------

     *    Interested person of the Trust (as defined in the Investment Company
Act).

     (1) Member of the Executive Committee. Subject to the requirements of the Investment Company Act, the Executive Committee has authority generally to exercise any of the powers of the Board of Directors, except the power to declare dividends or distributions, issue stock, recommend actions requiring stockholder approval, amend the by-laws or approve certain mergers or share exchanges.

     (2)  Officer only of The BFM Institutional Trust Inc.

     The following table sets forth certain information regarding the compensation of the Trust's directors and officers. Except as disclosed below, no executive officer or person affiliated with the Trust received compensation from the Trust for the calendar year ended June 30, 1994 in excess of $60,000.

                               COMPENSATION TABLE

                        Aggregate Com-         Pension or               Estimated           Total Compensation
                        pensation from    Retirement Benefits,            Annual             from Registrant
 Name of Person,          Registrant       Accrued as Part of         Benefits Upon          and Fund Complex
     Position           (fiscal year)         Fund Expenses             Retirement         Paid to Directors *
Kent Dixon                  $2,500                    **                     **              $162,500 (22)
    Director,
    Treasurer
    and
    Secretary

Frank J. Fabozzi             2,500                    **                     **               162,500 (22)
    Director

James Grosfeld               2,500                    **                     **               162,500 (26)
    Director and
    President

--------------

   * Represents the total compensation paid to such persons during the calendar year ending December 31, 1994 (and, with respect to the Trust, estimated to be paid during a full calendar year). The parenthetical number represents the number of investment companies (including the Trust) from which such person receives compensation that are considered part of the same fund complex as the Trust, because, among other things, they have a common investment adviser.

   **  Not applicable.

                            MANAGEMENT OF THE TRUST

THE INVESTMENT ADVISORY AGREEMENT

     Pursuant to the Investment Advisory Agreement (Advisory Agreement), the Trust has retained the Adviser to manage the investment of each Portfolio's assets and to provide such investment research, advice and supervision, in conformity with each Portfolio's investment objective and policies, as may be necessary for the operations of the Trust.

     The Advisory Agreement provides, among other things, that the Adviser will bear all expenses of its partners and employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all directors' fees and salaries of the Trust's directors and officers who are affiliated persons (as such term is defined in the Investment Company Act) of the Adviser. The Advisory Agreement provides that the Portfolios will pay to the Adviser for its services a monthly fee in an amount equal to the following percentages of each Portfolio's average daily net asset value on an annualized basis: .25% for The Money Market Portfolio, .30% for The Short Duration Portfolio and .35% for all other Portfolios.

     Although the Adviser intends to devote such time and effort to the business of the Trust as is reasonably necessary to perform its duties to the Trust, the services of the Adviser are not exclusive and the Adviser provides similar services to other investment companies and other clients and may engage in other activities.

     The Advisory Agreement also provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the Adviser is not liable to the Trust or any of the Trust's stockholders for any act or omission by the Adviser or for any loss sustained by the Trust or the Trust's stockholders, and provides for indemnification by the Trust of the Adviser, its partners, employees, agents and affiliates for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions.

     The Advisory Agreement was approved by BlackRock Financial Management Inc., as the Trust's initial stockholder, on July 2, 1992, and by the Trust's Board of Directors, including a majority of the directors who are not parties to the Advisory Agreement or interested persons of any such party (as such term is defined in the Investment Company Act), on December 6, 1991. The Advisory Agreement with respect to The Short Duration Portfolio and The Core-Fixed Income Portfolio will be submitted to the stockholders of such Portfolios for their approval at the first meeting of stockholders of the Trust. The Advisory Agreement will continue in effect until July 2, 1994, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance with respect to a Portfolio is specifically approved at least annually by both (1) the vote of a majority of the Trust's Board of Directors or the vote of a majority of the outstanding voting securities of the Portfolio (as such term is defined in the Investment Company Act) and (2) by the vote of a majority of the Directors who are not parties to the Advisory Agreement or interested persons (as such term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated as to any Portfolio at any time by the Trust, without the payment of any penalty, upon the vote of a majority of the Trust's Board of Directors or a majority of the outstanding voting securities of the Portfolio or by the Adviser, on 60 days' written notice by either party to the other. Except as otherwise provided by order of the SEC or any rule or provision of the Investment Company Act, the Advisory Agreement will terminate automatically in the event of its assignment (as such term is defined in the Investment Company Act and the rules thereunder).

     The Adviser has granted the Trust a non-exclusive license to use the term "BFM" in its name. The Trust has agreed to cease using such name as promptly as practicable in the event that the Adviser ceases to be the investment adviser of the Trust.

THE ADMINISTRATION AGREEMENT

     State Street Bank and Trust Company (Administrator), 1776 Heritage Drive, North Quincy, Massachusetts, acts as administrator for the Trust. Under the Administration Agreement with the Trust (Administration Agreement), the Administrator administers the Trust's corporate affairs subject to the supervision of the Trust's Board of Directors and in connection therewith furnishes the Trust with office facilities together with such clerical services (e.g., preparation of annual and other reports to stockholders and the SEC and Federal, state and local income tax returns) as are not being furnished by the Custodian. In connection with its administration of the corporate affairs of the Trust, the Administrator bears the expense of the office space, furnishings and equipment and the personnel required by it to perform the services on the terms indicated in the Administration Agreement. State Street receives an annual fee equal to .10% of each Portfolio's net asset value up to $75 million,
 .08% of the next $75 million and .04% in excess of $150 million, subject to certain minimum requirements.

     The Administration Agreement will automatically continue in effect until it is terminated. It is terminable by either party on 60 days' prior written notice.

EXPENSES OF THE TRUST

     Except as indicated above, each Portfolio will pay all of its expenses. Expenses directly attributable to a Portfolio are charged to that Portfolio; other expenses are allocated proportionally among all the Portfolios in relation to the net assets of each Portfolio. Expenses include fees of the Directors not affiliated with the Adviser and Board meeting expenses; fees of the Adviser and the Administrator; interest charges; taxes; organization expenses; charges and expenses of the Trust's legal counsel and independent accountants, and of the transfer agent, registrar and dividend disbursing agent of the Trust; expenses of printing and mailing stock certificates, stockholder reports, notices, proxy statements and reports to governmental offices; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; expenses connected with negotiating, effecting purchase or sale, or registering privately issued portfolio securities; custodial fees and expenses for all services to the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating and publishing the net asset value of each Portfolio's shares; expenses of membership in investment company associations; expenses of fidelity bonding and other insurance expenses, including insurance premiums; expenses of stockholders meetings; and SEC and state registration fees.


                  DISTRIBUTION AND STOCKHOLDER SERVICING PLAN

     The Trust, on behalf of each Portfolio, has entered into a Distribution Agreement dated as of March 28, 1995 with Provident Distributors, Inc., 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania, 19087 (the "Distributor"). The terms of the Distribution Agreement were approved on February 16, 1995 by the vote of a majority of the Directors of the Trust who are not parties to the Distribution Agreement or "interested persons" (as such term is defined by the Investment Company Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval.
Pursuant to the terms of the Distribution Agreement, the Distributor serves as the principal underwriter and distributor of the Trust's shares, and in that capacity makes a continuous offering of the Trust's shares and bears the costs and expenses of printing and distributing any copies of any prospectuses and annual and interim reports for the Trust (after such items have been prepared and set in type) which are used in connection with the offering of shares to securities dealers or investors, and the cost and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by securities dealers in connection with the offering of the shares for sale to the public. There is no fee payable by the Trust or any Portfolio pursuant to the Distribution Agreement, and there is no sales or redemption charge. The Distribution Agreement provides for indemnification by the Trust of the Distributor, its partners, employees, agents and affiliates for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions. The continuance of the Distribution Agreement must be approved in the same manner as the Investment Advisory Agreement, and the Distribution Agreement will terminate automatically if assigned by either party thereto and is terminable with respect to any Portfolio at any time without penalty by the Rule 12b-1 Directors (as defined below) or by vote of a majority of the outstanding shares of the Portfolio (as such term is defined in the Investment Company Act) on not more than 60 days' nor less than 30 days' written notice to the Distributor and by the Distributor on like notice to the Trust.

     The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Adviser is permitted to use a portion of the advisory fee it receives from the Trust to promote the distribution of the Trust's shares and to enhance the provision of stockholder services. The Plan was approved by a majority of
(i) the directors of the Trust and (ii) the directors of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (Rule 12b-1 Directors). The Plan permits the Adviser to pay fees to the Distributor. The Trust is not required or permitted under the Plan to make payments over and above the amount of the advisory fee to promote the sale of its shares; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution-related activities.

     From amounts received by it under the Plan, the Distributor is authorized to make payments to securities dealers with which the Distributor has entered into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to cover the Distributor's cost of marketing services and advertising on behalf of the Portfolios and to compensate institutions who perform support services that would otherwise be performed by the Trust or its agent. These support services may include providing such office space, equipment, telephone facilities and various personnel as may be necessary or beneficial to establish and maintain stockholders' accounts and records, process purchase and redemption transactions, answer routine client inquiries and provide such other services to the Trust and the Portfolios as may reasonably be requested.

     The Plan will continue from year to year, provided that each such continuance is approved at least annually by a vote of the Board of Directors, including a majority vote of the Rule 12b-1 Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to any Portfolio at any time, without penalty, by the vote of a majority of the Rule 12b-1 Directors or by the vote of the holders of a majority of the outstanding shares of the Portfolio. The Plan may not be amended materially without the approval of the Board of Directors, including a majority of the Rule 12b-1 Directors, cast in person at a meeting called for that purpose. Any modification to the Plan which would materially increase the amount of money to be spent by a Portfolio must also be submitted to the stockholders of the Portfolio for approval.


                      PORTFOLIO TRANSACTIONS AND BROKERAGE

     The Adviser is responsible for decisions to buy and sell securities for the Portfolios, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions. The securities in which the Portfolios invest are traded principally in the over-the-counter market. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a mark-up to the dealer. Securities purchased in underwritten offerings generally include, in the price, a fixed amount of compensation for the manager(s), underwriter(s) and dealer(s). The Portfolios may also purchase certain money market instruments directly from an issuer, in which case no commissions or discounts are paid. Purchases and sales of debt securities on a stock exchange are effected through brokers who charge a commission for their services.

     The Adviser's primary considerations in selecting the manner of executing securities transactions for the Portfolios will be prompt execution of orders, the size and breadth of the market for the security, the reliability, integrity and financial condition and execution capability of the firm, the size of and difficulty in executing the order, and the best net price. There are many instances when, in the judgment of the Adviser, more than one firm can offer comparable execution services. In selecting among such firms, consideration is given to those firms which supply research and other services in addition to execution services. However, it is not the policy of the Adviser, absent special circumstances, to pay higher commissions to a firm because it has supplied such services.

     The Adviser is able to fulfill its obligations to furnish a continuous investment program to the Portfolios without receiving such information from brokers; however, it considers access to such information to be an important element of financial management. Although such information is considered useful, its value is not determinable, as it must be reviewed and assimilated by the Adviser, and does not reduce the Adviser's normal research activities in rendering investment advice under the Advisory Agreement. It is possible that the Adviser's expenses could be materially increased if it attempted to purchase this type of information or generate it through its own staff.

     One or more of the other accounts which the Adviser manages may own from time to time the same investments as a Portfolio. Investment decisions for the Trust are made independently from those of such other accounts; however, from time to time, the same investment decision may be made for more than one company or account. When two or more companies or accounts seek to purchase or sell the same securities, the securities actually purchased or sold will be allocated among the companies and accounts on a good faith equitable basis by the Adviser in its discretion in accordance with the accounts' various investment objectives. In some cases, this system may adversely affect the price or size of the position obtainable for a Portfolio. In other cases, however, the ability of the Portfolios to participate in volume transactions may produce better execution for the Portfolios.

     Although the Advisory Agreement contains no restrictions on portfolio turnover, it is not the policy of the Portfolios to engage in transactions with the objective of seeking profits from short-term trading. It is expected that the annual portfolio turnover rate of the Fixed Income Portfolios will be approximately 150%, excluding securities having a maturity of one year or less. Because it is difficult to predict accurately portfolio turnover rates, actual turnover may be higher or lower. Higher portfolio turnover results in increased Portfolio expenses, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and on reinvestment in other securities. The Adviser will monitor the tax status of the Portfolios under the Internal Revenue Code during periods in which the annual turnover rate of the Portfolios exceeds 100%. To the extent that increased portfolio turnover results in sales at a profit of securities held less than three months, a Portfolio's ability to qualify as a "regulated investment company" under the Internal Revenue Code may be affected. See "Taxes, Dividends and Distributions" below.


                                NET ASSET VALUE

     Under the Investment Company Act, the Board of Directors is responsible for determining in good faith the fair value of securities of each of the Portfolios. In accordance with procedures adopted by the Board of Directors, the value of each portfolio security for which quotations are available will be based on the valuation provided by an independent broker/dealer or pricing service. Pricing services consider such factors as security prices, yields, maturities, call features, ratings and developments relating to specific securities in arriving at securities valuations.

     Securities for which market quotations are not readily available are valued at fair value as determined in good faith under procedures established by the Board of Directors. Short-term debt securities which mature in more than 60 days are valued at current market quotations. Short-term debt securities which mature in 60 days or less are valued at amortized cost if their term to maturity from the purchase date was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their term to maturity from the date of purchase exceeded 60 days, unless the Board of Directors determines that such valuation does not represent fair value.

     Options are valued at the last sale price on the exchange on which they are listed, unless no sales of such options have taken place that day, in which case they will be valued at the mean between their closing bid and asked prices. When the seller writes a call, an amount equal to the premium received is included as an asset, and an equivalent deferred credit is included as a liability. If a call written by a Portfolio is exercised, the proceeds are increased by the premium received. If a call expires, a Portfolio has a gain in the amount of the premium; if a Portfolio enters into a closing purchase transaction, the Portfolio will have a gain or loss depending on whether the premium was more or less than the cost of the closing transaction. If a put held by a Portfolio is exercised, the amount the Portfolio receives on sale of the underlying investment is reduced by the amount of the premium paid by the Portfolio. Futures are valued at the last sale price as of the close of the commodities exchange on which they are traded, unless the Board of Directors determines that such price does not reflect the securities' fair value, in which case these securities will be valued at their fair market value as determined by or under the direction of the Board of Directors.

     For valuation purposes, quotations of foreign portfolio securities, other assets and liabilities and forward contracts stated in foreign currency are translated into U.S. dollar equivalents at the prevailing market rates as of the morning of valuation. Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the New York Stock Exchange. Foreign currency exchange rates and the values of such securities used in computing the net asset value of The Global Fixed Income Portfolio's shares are determined as of such times. All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the bid price of such currencies against U.S. dollars last quoted by a major bank. If such quotations are not available at the close of the exchange, the rate of exchange will be determined in accordance with policies established in good faith by the Board of Directors. Occasionally, events which affect the values of such securities and exchange rates may occur after the close of the New York Stock Exchange and will therefore not be reflected in the computation of net asset value. Furthermore, because The Global Fixed Income Portfolio's securities are traded on foreign markets that may be open when the New York Stock Exchange is closed, the value of the net assets of the Portfolio may be significantly affected on days when no net asset value is calculated.

     The Money Market Portfolio seeks to maintain its net asset value at $1.00 per share, although there can be no assurance that the $1.00 net asset value will be maintained. Investments of The Money Market Portfolio are valued at amortized cost, which means that they are valued at their acquisition cost (as adjusted for amortization of premium or discount) rather than at current market value. The market values of The Money Market Portfolio's investments are subject to price fluctuations resulting from rising or declining interest rates and due to the ability of issuers to make payment at maturity. Calculations are made to compare the values of The Money Market Portfolio's investments valued at amortized cost with market values. Market valuations are obtained by using actual quotations or estimates of market makers, or values obtained from yield data relating to classes of money market instruments published by reputable sources at the mean between the bid and asked prices for the instruments.

     If a deviation of 1/2 of 1% or more were to occur between the net asset value calculated by reference to market values and The Money Market Portfolio's $1.00 per share net asset value, or if there were any other deviation which the Board of Directors believed would result in a material dilution to stockholders or purchasers, the Board of Directors would promptly consider what actions, if any, should be initiated. Such actions could include selling portfolio instruments prior to maturity, shortening the average portfolio maturity, redeeming shares of the Portfolio in kind or utilizing a net asset value per share based on available market quotations, which actions could result in a loss to the Portfolio and its stockholders.

                       PURCHASE AND REDEMPTION OF SHARES

     Shares of each of the Portfolios may be purchased and redeemed directly from the Trust or through the Distributor. See "Purchase and Redemption of Shares - How to Purchase Shares" in the Prospectus. Upon the initial purchase of shares of a Portfolio, a stockholder investment account is established for each investor under which a record of the shares held is maintained by the Transfer Agent. The Adviser may, at its discretion, agree to accept securities rather than cash to fund the purchase of shares in the Trust.

AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS

     For the convenience of investors, all dividends and distributions are automatically reinvested in full and fractional shares of the Portfolio with respect to which the dividend or distribution was made at net asset value per share on the payment date, unless the Board of Directors determines otherwise. A stockholder may direct the Transfer Agent in writing not less than five full business days prior to the payment date to have subsequent dividends and/or distributions sent in cash rather than reinvested. However, if it is determined that the U.S. Postal Service cannot properly deliver Trust mailings to the stockholder, the Trust will terminate the stockholder's election to receive dividends and other distributions in cash. Thereafter, the stockholder's subsequent dividends and other distributions will be automatically reinvested in additional shares of the Portfolio until the stockholder notifies the Trust in writing of his or her correct address and requests in writing that the election to receive dividends and other distributions in cash be reinstated.

EXCHANGE PRIVILEGE

     The Trust makes available to its stockholders the privilege of exchanging their shares of one Portfolio for shares of another Portfolio of the Trust.
All exchanges are made on the basis of relative net asset value next determined after receipt of an order in proper form. An exchange will be treated as a redemption and purchase for tax purposes. Shares may be exchanged for shares of another Portfolio only if shares of such Portfolio may legally be sold under applicable state laws. No fee or sales load will be imposed upon the exchange.

     The exchange privilege may be modified, terminated or suspended on 60 days' notice, and the Trust has the right to reject any exchange application relating to any Portfolio's shares.


                       TAXES, DIVIDENDS AND DISTRIBUTIONS

     Each Portfolio intends to elect to qualify and to remain qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of l986, as amended (the Internal Revenue Code). This relieves the Portfolio (but not its stockholders) from paying federal income tax on income which is distributed to stockholders, and permits net long-term capital gains of the Portfolio (i.e., the excess of net long-term capital gains over net short-term capital losses) to be treated as long-term capital gains of stockholders, regardless of how long stockholders have held their shares in the Portfolio.

     Qualification as a regulated investment company requires, among other things, that (a) at least 90% of the Portfolio's annual gross income (without reduction for losses from the sale or other disposition of securities) be derived from interest, dividends, payments with respect to securities loans, gains from the sale or other disposition of stock, securities, options, futures contracts, forward contracts and foreign currencies, and certain other income derived with respect to its business of investing in stock, securities or currencies; (b) the Portfolio derive less than 30% of its gross income from gains (without reduction for losses) from the sale or other disposition of securities, options thereon, futures contracts, options thereon and forward contracts, in each case held for less than three months; (c) the Portfolio diversify its holdings so that, at the end of each quarter of the taxable year,
(i) at least 50% of the market value of the Portfolio's assets is represented by cash and cash items (including receivables), U.S. Government obligations, securities of other regulated investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the Portfolio's assets and l0% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than U.S. Government obligations). In addition, in order not to be subject to federal income tax, the Portfolio must distribute to its stockholders at least 90% of its net investment income and short-term capital gains earned in each year.

     Gains or losses on sales of securities by a Portfolio generally will be treated as long-term capital gains or losses if the securities have been held by it for more than one year. Other gains or losses on the sale of securities will be short-term capital gains or losses.

     Gains or losses on the sale, lapse or other termination of options on securities will generally be treated as gains and losses from the sale of securities (assuming they do not qualify as "Section 1256 contracts"). Certain of a Portfolio's transactions may be subject to wash sale and short sale provisions of the Internal Revenue Code. In addition, debt securities acquired by the Portfolio may be subject to original issue discount and market discount rules.

     "Regulated futures contracts" and certain listed options which are not "equity options" constitute "Section 1256 contracts" and will be required to be "marked to market" (that is, treated as having been sold at market value) for federal income tax purposes at the end of a Portfolio's taxable year. Sixty percent of any gain or loss recognized on such "deemed sales" and on actual dispositions will be treated as long-term capital gain or loss and the remainder will be treated as short-term capital gain or loss. In addition, positions which are part of a "straddle" are subject to rules which apply certain wash sale and short sale provisions of the Internal Revenue Code. A Portfolio may be required to defer the recognition of losses on positions it holds to the extent of any unrecognized gain on offsetting positions held by the Portfolio. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences to a Portfolio of some hedging transactions may not be entirely clear. A Portfolio's ability to enter into futures contracts, options thereon and options on securities may be affected by the 30% limitation on gains derived from securities held less than three months, discussed above. Because application of the straddle rules may affect the character of gains or losses, defer losses or accelerate the recognition of gains or losses from the affected straddle positions, the amount that will be distributed to stockholders, and that will be taxed to stockholders as ordinary income or long-term capital gains, may be increased or decreased as compared to a fund that did not engage in hedging transactions.

     Distributions of net investment income and net short-term capital gains will be taxable to the stockholder at ordinary income rates regardless of whether the stockholder receives such distributions in additional shares or cash. Distributions of net long-term capital gains, if any, are taxable as long-term capital gains regardless of how long the Portfolio shares have been held. However, if a stockholder holds shares in a Portfolio six months or less, then any loss recognized on the sale of such shares will be treated as long-term capital loss to the extent of any distribution on the shares which was treated as long-term capital gain. Stockholders will be notified annually by the Trust as to the federal tax status of distributions made by each Portfolio.

     Each Portfolio is subject to a nondeductible 4% excise tax if it does not distribute 98% of its ordinary income on a calendar year basis and 98% of its capital gains on an October 31 year-end basis. Each Portfolio intends to distribute its income and capital gains in the manner necessary to avoid imposition of the 4% excise tax. Dividends and distributions generally are taxable to stockholders in the year in which they are received; however, dividends declared in October, November and December payable to stockholders of record on a specified date in October, November and December and paid in the following January will be treated as having been paid by the Portfolio and received by stockholders in such prior year. Under this rule, a stockholder may be taxed in one year on dividends or distributions actually received in January of the following year.

     Any loss realized on a sale, redemption or exchange of shares of a Portfolio by a stockholder will be disallowed to the extent the shares are replaced within a 61-day period beginning 30 days before the disposition of the shares. Shares purchased pursuant to the reinvestment of a dividend will constitute a replacement of shares.

     Income received by The Global Fixed Income Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Income tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine in advance the effective rate of foreign tax to which the Portfolio will be subject, since the amount of the Portfolio's assets to be invested in various countries is not known.

     Each Portfolio declares dividends daily based on actual net investment income determined in accordance with generally accepted accounting principles. A portion of such dividends may also include projected net investment income. Each Portfolio's net capital gains, if any, will be distributed at least annually. In determining the amount of capital gains to be distributed, any capital loss carry forwards from prior years will be offset against capital gains. In the event that a stockholder's shares are redeemed on a date other than the monthly dividend payment date, the proceeds of such redemption will equal the net asset value of the shares redeemed plus the amount of all dividends declared through the date of redemption.

     Any dividends or distributions paid shortly after a purchase by an investor may have the effect of reducing the per share net asset value of the investor's shares by the per share amount of the dividends or distributions. Furthermore, such dividends or distributions, although in effect a return of capital, are subject to federal income taxes. Therefore, prior to purchasing shares of a Portfolio, the investor should carefully consider the impact of dividends or capital gains distributions which are expected to be or have been announced. Distributions also may be subject to state, local and foreign taxes.

     The foregoing is a general and abbreviated discussion of tax consequences of investment in the Portfolios. Investors are urged to consult their own tax advisers to determine the effect of investment in the Portfolios upon their individual tax situations.


                            PERFORMANCE INFORMATION

     Each Fixed Income Portfolio may from time to time advertise its yield as calculated over a 30-day period. This yield will be computed by dividing the Portfolio's net investment income per share earned during this 30-day period by the maximum offering price per share on the last day of this period. Yield is calculated according to the following formula:

                                       a-b      6
                          YIELD = 2[(------ + 1) - 1]
                                        cd

     Where:      a=   dividends and interest earned during the period.
                 b=   expenses accrued for the period (net of reimbursements).
                 c=   the average daily number of shares outstanding during the
                      period that were entitled to receive dividends.
                 d=   the maximum offering price per share on the last day of
                      the period.

     Total return of each Fixed Income Portfolio is computed by finding the average annual compounded rates of return over the 1, 5, or 10 year periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                       n
                                 P(1+T) = ERV

     Where:      P=       a hypothetical initial payment of $1000.
                 T=       average annual total return.
                 n=       number of years.
                 ERV=     ending redeemable value of a hypothetical $1000
                          payment made at the beginning of the 1, 5 or 10 year periods at the end of the 1, 5 or 10 year periods (or fractional portion thereof).

     The Money Market Portfolio may from time to time advertise its yield and effective yield as calculated over a 7-day period. Yield is computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of 1 share at the beginning of a 7-day period for which yield is to be quoted, subtracting a hypothetical charge reflecting deductions from stockholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by 365/7. Effective yield is computed by adding 1 to the base period return (calculated as described above), raising that sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

                                                         365/7
             EFFECTIVE YIELD = [(Base Period Return + 1)      ] - 1


               CUSTODIAN, TRANSFER AND DIVIDEND DISBURSING AGENT

     State Street Bank and Trust Company (State Street), 1776 Heritage Drive, North Quincy, Massachusetts, serves as Custodian for the Portfolios' securities and cash, and in that capacity maintains certain financial and accounting books and records pursuant to an agreement with the Trust.

     State Street also serves as the Transfer and Dividend Disbursing Agent of the Trust. It provides customary transfer agency and dividend disbursing services to the Trust, including the handling of stockholder communications, the processing of stockholder transactions, the maintenance of stockholder account records, the payment of dividends and distributions and related functions. State Street has subcontracted for the performance of such services with Boston Financial Data Services, Inc., an affiliate of State Street.


                                    EXPERTS

    Deloitte & Touche LLP, New York, New York, has been selected as the independent auditors for the Trust and in that capacity audits the Portfolios' annual financial statements.

THE BFM INSTITUTIONAL TRUST INC.
THE SHORT DURATION PORTFOLIO

PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1994
(UNAUDITED)

-------------------------------------------------------------------------------------------------------------------
      PRINCIPAL
        AMOUNT                                                                                           VALUE
        (000)                                     DESCRIPTION                                          (NOTE 1)
-------------------------------------------------------------------------------------------------------------------
                    LONG-TERM INVESTMENTS - 98.4%
                    MORTGAGE PASS-THROUGHS - 45.8%
                    Federal Home Loan Mortgage Corporation,
$       863            7.25%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $       834,381
        391            7.38%, Multi-family  . . . . . . . . . . . . . . . . . . . . . . . . .            376,138
      1,118            8.00%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,089,854
        303            8.25%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            297,105
        283            8.34%, 3 year CMT (ARM)  . . . . . . . . . . . . . . . . . . . . . . .            283,164
        410            8.75%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            407,494
                    Federal National Mortgage Association,
      1,150            5.00%, 1 year CMT (ARM)  . . . . . . . . . . . . . . . . . . . . . . .          1,094,208
      1,142            5.30%, 1 year CMT (ARM)  . . . . . . . . . . . . . . . . . . . . . . .          1,100,143
      1,302            7.52%, 3 year CMT (ARM)  . . . . . . . . . . . . . . . . . . . . . . .          1,331,695
        233            7.85%, 3 year CMT (ARM)  . . . . . . . . . . . . . . . . . . . . . . .            231,177
                                                                                                 ---------------
                                                                                                       7,045,359
                                                                                                 ---------------
                    MULTIPLE CLASS MORTGAGE PASS-THROUGHS - 11.8%
        448         Collateralized Mortgage Securities Corporation,
                       Collateral Mortgage Obligation Series 1, Class 2   . . . . . . . . . .            450,521
        598         Kidder Peabody Mortgage Assets Trust,
                       Collateralized Mortgage Obligation,
                         Class XIV-B  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            601,205
        783         Nomura Asset Securities Corporation,
                       Mortgage Pass Through Series 1994-3,
                         Class A1,  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            764,937
                                                                                                 ---------------
                                                                                                       1,816,663
                                                                                                 ---------------
                    ASSET-BACKED SECURITIES - 16.3%
      1,000         Chase Manhattan Credit Card,
                       8.75%, Series 1991-1, Class A  . . . . . . . . . . . . . . . . . . . .          1,009,060
        600         Discover Credit Card Trust,
                       8.63%, Series 1991-B, Class A  . . . . . . . . . . . . . . . . . . . .            602,808
        300         Sears Credit Card Master Trust,
                       7.25%, Series 1994-2, Class A  . . . . . . . . . . . . . . . . . . . .            294,000
        600         Standard Credit Card Master Trust I,
                       8.50%, Series 1991-1, Class A  . . . . . . . . . . . . . . . . . . . .            605,250
                                                                                                 ---------------
                                                                                                       2,511,118
                                                                                                 ---------------


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE SHORT DURATION PORTFOLIO

PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1994
(UNAUDITED)

------------------------------------------------------------------------------------------------------------------------
          PRINCIPAL
           AMOUNT                                                                                           VALUE
            (000)                                     DESCRIPTION                                          (NOTE 1)
------------------------------------------------------------------------------------------------------------------------
                      U.S. GOVERNMENT SECURITIES - 24.5%
                      U.S. Treasury Notes,
$         1,300 (a)      5.88%, 5/31/96   . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    1,271,969
          2,250          6.50%, 5/15/97   . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,187,765
            300          6.50%, 8/15/97   . . . . . . . . . . . . . . . . . . . . . . . . . . .            290,907
                                                                                                    --------------
                                                                                                         3,750,641
                                                                                                    --------------
                      Total long-term investments
                        (cost $15,526,464)  . . . . . . . . . . . . . . . . . . . . . . . . . .         15,123,781
                                                                                                    --------------

                      SHORT-TERM INVESTMENT - 3.4%
                      REPURCHASE AGREEMENT - 3.4%
            526       Lehman Brothers Inc., 5.80%, dated 12/30/94, due 1/03/94 in the amount of $526,339 (cost $526,000, collateralized by
                         $575,000 U.S. Treasury Note, 6.00%, due 10/15/99
                          with a value of $540,516)   . . . . . . . . . . . . . . . . . . . . .            526,000

                      Total investments - 101.8%
                         (cost $16,052,464)   . . . . . . . . . . . . . . . . . . . . . . . . .         15,649,781
                      Liabilities in excess of other assets - (1.8)%  . . . . . . . . . . . . .           (277,427)

                      NET ASSETS - 100% . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    15,372,354
                                                                                                   ===============
------------------------------------------------------------------------------------------------------------------------



(a) Partial principal amount pledged as collateral for reverse repurchase agreements.

                              KEY TO ABBREVIATIONS

        ARM:              Adjustable Rate Mortgage.
        CMT:              Constant Maturity Treasury.





See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1994
(UNAUDITED)

-----------------------------------------------------------------------------------------------------------------------------
   PRINCIPAL
     AMOUNT                                                                                                          VALUE
      (000)                                                    DESCRIPTION                                          (NOTE 1)
-----------------------------------------------------------------------------------------------------------------------------
                         LONG-TERM INVESTMENTS - 97.6%
                         MORTGAGE PASS-THROUGHS - 49.3%
                         Federal Home Loan Mortgage Corporation,
$      1,850                8.00%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $    1,776,769
                 Federal Housing Administration,
          99                East Point Chelsea, 10.23%   . . . . . . . . . . . . . . . . . . . . .                    103,327
          74                GMAC, Series 1, 7.48%  . . . . . . . . . . . . . . . . . . . . . . . .                     70,964
         222                Greystone, Series 1994-1, 8.88%  . . . . . . . . . . . . . . . . . . .                    217,983
         161                USGI, Series 2069, 7.43%   . . . . . . . . . . . . . . . . . . . . . .                    152,239
                 Federal National Mortgage Association,
         100                6.50%, Multi-family, Trust 1994-M1, Class B  . . . . . . . . . . . . .                     88,875
         363                7.50%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    350,858
         498 (a)            8.00%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    481,978
         844                8.50%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    828,339
         250                8.12%, 7 Year Multi-family   . . . . . . . . . . . . . . . . . . . . .                    245,095
                 Government National Mortgage Association,
         500                7.00%, 1 Year CMT (ARM)  . . . . . . . . . . . . . . . . . . . . . . .                    485,937
         676                8.50%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    668,953
          93                9.00%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     94,550
         487                9.00%, Project Pool 275130   . . . . . . . . . . . . . . . . . . . . .                    485,856
         623                9.50%, Project Pool 302733   . . . . . . . . . . . . . . . . . . . . .                    636,379
          46                10.50%   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     49,093
          29                11.00%   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     31,504
          10                11.50%   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     11,318
          14                12.00%   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     15,537
           2                12.50%   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      1,706
                                                                                                               --------------
                                                                                                                    6,797,260
                                                                                                               --------------
                         MULTIPLE CLASS MORTGAGE PASS-THROUGHS - 2.7%
          43     Federal National Mortgage Association, REMIC
                            Pass-Through Certificates, Trust 1992-87, Class 87-C   . . . . . . . .                     42,635
         104     First Boston Corporation Mortgage Securities Trust,
                            Collateralized Mortgage Obligation, Series 2, Class A3   . . . . . . .                    104,445
         104     Salomon Brothers Mortgage Secs. VII Incorporated,
                            Series 1994-9 Class A6,  . . . . . . . . . . . . . . . . . . . . . . .                     86,729
         193     Salomon Brothers Mortgage Trust,
                            Series 1987-3, Class A (P/O)   . . . . . . . . . . . . . . . . . . . .                    130,165
                                                                                                               --------------
                                                                                                                      363,974
                                                                                                               --------------



See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1994
(UNAUDITED)

-------------------------------------------------------------------------------------------------------------------------
              PRINCIPAL
 S&P           AMOUNT                                                                                       VALUE
RATING*        (000)                              DESCRIPTION                                             (NOTE 1)
-------------------------------------------------------------------------------------------------------------------------
                           COMMERCIAL MORTGAGE-BACKED SECURITIES - 1.4%
                 $ 119     First Boston Mortgage Securities Corporation,
                              Series 1993-M1, Class 1A   . . . . . . . . . . . . . . . . . . . . . .    $       105,671
                   100     Kidder Peabody Acceptance Corporation I,
                              Series 1994-C1, Class A  . . . . . . . . . . . . . . . . . . . . . . .             90,141
                                                                                                        ---------------
                                                                                                                195,812
                                                                                                        ---------------

                           ASSET-BACKED SECURITIES - 5.8%
                   250     Banc One Credit Card Master Trust,
                              7.55%, Series 1994-B, Class A  . . . . . . . . . . . . . . . . . . . .            246,445
                   300     First USA Credit Card Master Trust,
                              5.50%, Series 1994-4, Class A  . . . . . . . . . . . . . . . . . . . .            299,811
                   250     MBNA Master Credit Card Trust II,
                              5.25%, Series 1994-C, Class A  . . . . . . . . . . . . . . . . . . . .            250,000
                                                                                                        ---------------
                                                                                                                796,256
                                                                                                        ---------------
                           CORPORATE BONDS - 13.1%
AA                 100     African Development Bank,
                              9.50%, 12/15/95  . . . . . . . . . . . . . . . . . . . . . . . . . . .            101,790
AA-                 60     Associates Corp. of North America,
                              6.75%, 7/15/97   . . . . . . . . . . . . . . . . . . . . . . . . . . .             57,886
AA+                100     British Columbia Hydro and Power,
                              15.50%, Series FF, 11/15/11  . . . . . . . . . . . . . . . . . . . . .            118,046
A-                 100     Caterpillar Financial Services,
                              8.72%, 7/21/97   . . . . . . . . . . . . . . . . . . . . . . . . . . .            100,903
A-                 100     Chase Manhattan Corporation, Subordinated Note,
                              6.50%, 1/15/09   . . . . . . . . . . . . . . . . . . . . . . . . . . .             80,708
BBB                 50     CSX Corporation, Debenture,
                              8.63%, 5/15/22   . . . . . . . . . . . . . . . . . . . . . . . . . . .             49,525
AA                 105     Du Pont E I De Nemours and Company,
                              7.50%, 3/01/33   . . . . . . . . . . . . . . . . . . . . . . . . . . .             91,624
BBB+               100     First National Bank, Boston MA, Subordinated Note,
                              8.00%, 9/15/04   . . . . . . . . . . . . . . . . . . . . . . . . . . .             94,912
A-                 100     First Union Corporation,
                              8.00%, 11/15/02  . . . . . . . . . . . . . . . . . . . . . . . . . . .             95,910
A                  100     Ford Capital Bv.,
                              9.13%, 4/08/96   . . . . . . . . . . . . . . . . . . . . . . . . . . .            100,968
A                  100     Ford Motor Credit Company, Shelf 94,
                              8.00%, 12/01/97  . . . . . . . . . . . . . . . . . . . . . . . . . . .             99,290



See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1994
(UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------
                     PRINCIPAL
 S&P                  AMOUNT                                                                                        VALUE
RATING*                (000)                              DESCRIPTION                                              (NOTE 1)
------------------------------------------------------------------------------------------------------------------------------
                                  CORPORATE BONDS - (CONT'D)
BBB+                    $ 100     General Motors Corporation, Medical Terminal Note,
                                     9.63%, 12/01/00  . . . . . . . . . . . . . . . . . . . . . . . . . . .    $       103,860
A-                        100     ITT Financial Corporation,
                                     8.85%, 7/15/05   . . . . . . . . . . . . . . . . . . . . . . . . . . .            101,786
AAA                       130     Johnson & Johnson Corporation,
                                     8.72%, 11/01/24  . . . . . . . . . . . . . . . . . . . . . . . . . . .            131,852
AA                        100     Mobil Corporation,
                                     7.63%, 2/23/33   . . . . . . . . . . . . . . . . . . . . . . . . . . .             88,852
A                          50     Pacific Gas & Electric Company, Series 93 D,
                                     7.25%, 8/01/26   . . . . . . . . . . . . . . . . . . . . . . . . . . .             41,385
AA                        100     Republic of Italy,
                                     6.88%, 9/27/23   . . . . . . . . . . . . . . . . . . . . . . . . . . .             78,292
                                  Smith Barney Holdings, Incorporated, Note,
A-                        100        5.38%, 6/01/96   . . . . . . . . . . . . . . . . . . . . . . . . . . .             96,169
A-                         50        5.63%, 11/15/98    . . . . . . . . . . . . . . . . . . . . . . . . . .             45,036
BBB                        50     Texas Utilities Electric Company, 1st Mortgage,
                                     7.38%, 10/01/25  . . . . . . . . . . . . . . . . . . . . . . . . . . .             41,498
AA                         90     Wal Mart Stores Incorporated, Debenture,
                                     8.50%, 9/15/24   . . . . . . . . . . . . . . . . . . . . . . . . . . .             88,005
                                                                                                               ---------------
                                                                                                                     1,808,297
                                                                                                               ---------------
                                  U.S. GOVERNMENT SECURITIES - 25.3%
                                  U.S. Treasury Bonds,
                           45        6.25%, 8/15/23   . . . . . . . . . . . . . . . . . . . . . . . . . . .             36,584
                          230        7.50%, 11/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . .            220,009
                          178        8.75%, 8/15/20   . . . . . . . . . . . . . . . . . . . . . . . . . . .            192,491
                           30        11.25%, 2/15/15  . . . . . . . . . . . . . . . . . . . . . . . . . . .             39,637
                           75        12.00%, 8/15/13  . . . . . . . . . . . . . . . . . . . . . . . . . . .             99,727
                                  U.S. Treasury Notes,
                          255        5.50%, 2/28/99   . . . . . . . . . . . . . . . . . . . . . . . . . . .            234,121
                          315        5.75%, 8/15/03   . . . . . . . . . . . . . . . . . . . . . . . . . . .            273,754
                          570        6.50%, 8/15/97   . . . . . . . . . . . . . . . . . . . . . . . . . . .            552,723
                           35        6.75%, 6/30/99   . . . . . . . . . . . . . . . . . . . . . . . . . . .             33,562
                          570        7.13%, 9/30/99   . . . . . . . . . . . . . . . . . . . . . . . . . . .            553,612
                          500        7.25%, 8/15/04   . . . . . . . . . . . . . . . . . . . . . . . . . . .            479,920
                           55        7.75%, 11/30/99  . . . . . . . . . . . . . . . . . . . . . . . . . . .             54,794
                          695        8.50%, 11/15/00  . . . . . . . . . . . . . . . . . . . . . . . . . . .            716,392
                                                                                                               ---------------
                                                                                                                     3,487,326
                                                                                                               ---------------
                                  Total long-term investments
                                     (cost $13,779,147)   . . . . . . . . . . . . . . . . . . . . . . . . .         13,448,925
                                                                                                               ---------------

See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
THE CORE FIXED INCOME PORTFOLIO

PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1994
(UNAUDITED)

--------------------------------------------------------------------------------------------------------------------------------
                   PRINCIPAL
                    AMOUNT                                                                                           VALUE
                     (000)                                     DESCRIPTION                                          (NOTE 1)
--------------------------------------------------------------------------------------------------------------------------------
                                  SHORT-TERM INVESTMENTS - 9.3%
                                  REPURCHASE AGREEMENTS - 9.3%
                   $1,137   Lehman Brothers Inc., 5.80%, dated 12/30/94, due 1/03/95 in the amount of $1,137,733 (cost $1,137,000, collateralized by
                                  $1,045,000 U.S. Treasury Bond, 8.75%, due 8/15/20
                                    with a value of $1,163,032) . . . . . . . . . . . . . . . . . . . . . . .    $     1,137,000
                      150   State Street Bank and Trust Co., 3.00%, dated 12/30/94,
                                    due 1/03/95 in the amount of $150,050 (cost $150,000,
                                    collateralized by $135,000 U.S. Treasury Bond, 9.13%
                                    due 8/15/20 with a value of $153,056) . . . . . . . . . . . . . . . . . .            150,000
                                                                                                                 ----------------
                                  Total short-term investments  . . . . . . . . . . . . . . . . . . . . . . .          1,287,000
                                                                                                                 ----------------

                                  Total investments - 106.9%
                                    (cost $15,066,147)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         14,735,925

                                  Liabilities in excess of other assets - (6.9%)  . . . . . . . . . . . . . .           (950,163)
                                                                                                                 ----------------

                                  NET ASSETS - 100% . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $      13,785,762
                                                                                                               =================
--------------------------------------------------------------------------------------------------------------------------------

 *   Rating:  Using the higher of Standard & Poor's or Moody's rating.

(a) A portion of these securities with a market value of $225,085 is a mortgage dollar roll security (Note 4).


                              KEY TO ABBREVIATIONS

                       ARM:          Adjustable Rate Mortgage.
                       CMT:          Constant Maturity Treasury.
                       P/O:          Principal Only.
                       REMIC:        Real Estate Mortgage Investment Conduit.





See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF OPERATIONS
SIX MONTHS ENDED DECEMBER 31, 1994
(UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------
                                                                   THE SHORT               THE CORE FIXED
                                                               DURATION PORTFOLIO         INCOME PORTFOLIO
                                                               ------------------         ----------------
NET INVESTMENT INCOME

Income
  Interest (net of premium amortization of $134,544
    and $16,967 and interest expense of $14,775
    and $902, respectively)  . . . . . . . . . . . . . . .     $          786,538           $         445,272
                                                               ------------------           -----------------

Expenses
  Investment advisory   . . . . . . . . . . . . . . . . . .                39,702                      22,661
  Administration  . . . . . . . . . . . . . . . . . . . . .                31,924                      26,019
  Custodian   . . . . . . . . . . . . . . . . . . . . . . .                27,525                      32,152
  Transfer Agent  . . . . . . . . . . . . . . . . . . . . .                17,198                      18,547
  Registration  . . . . . . . . . . . . . . . . . . . . . .                14,216                      14,216
  Amortization of deferred organization expenses  . . . . .                11,651                       5,803
  Audit   . . . . . . . . . . . . . . . . . . . . . . . . .                 7,715                       3,302
  Legal   . . . . . . . . . . . . . . . . . . . . . . . . .                 5,253                       2,222
  Printing  . . . . . . . . . . . . . . . . . . . . . . . .                 3,962                       1,582
  Directors   . . . . . . . . . . . . . . . . . . . . . . .                 3,062                       1,224
  Miscellaneous   . . . . . . . . . . . . . . . . . . . . .                 4,513                       2,445
                                                               ------------------           -----------------
    Total expenses  . . . . . . . . . . . . . . . . . . . .               166,721                     130,173
                                                               ------------------           -----------------

    Expenses waived by the Adviser (Note 2)  . . . . . . .                (39,702)                    (22,661)
    Expenses reimbursed by the Adviser (Note 2)  . . . . .                (51,585)                    (71,960)
                                                               ------------------           -----------------
                                                                          (91,287)                    (94,621)
                                                               ------------------           -----------------
    Net expenses . . . . . . . . . . . . . . . . . . . . .                 75,434                      35,552
                                                               ------------------           -----------------
  Net investment income   . . . . . . . . . . . . . . . . .               711,104                     409,720
                                                               ------------------           -----------------

REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS (NOTE 3)
Net realized loss on:
  Investments   . . . . . . . . . . . . . . . . . . . . . .              (466,820)                   (344,682)
  Options   . . . . . . . . . . . . . . . . . . . . . . . .                   --                      (10,078)
                                                               ------------------           -----------------
                                                                         (466,820)                   (354,760)
Net change in unrealized depreciation . . . . . . . . . . .               158,622                     104,793
                                                               ------------------           -----------------
Net loss on investments . . . . . . . . . . . . . . . . . .              (308,198)                   (249,967)
                                                               ------------------           -----------------
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS . . . . . . . . . . . . . . . . .    $          402,906           $         159,753
                                                               ==================           =================

------------------------------------------------------------------------------------------------------------------------------





See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

-------------------------------------------------------------------------------------------------------------
                                                                         THE SHORT            THE CORE FIXED
                                                                     DURATION PORTFOLIO      INCOME PORTFOLIO
                                                                     ------------------      ----------------
                                                                        SIX MONTHS             SIX MONTHS
                                                                          ENDED                  ENDED
                                                                     DECEMBER 31 1994       DECEMBER 31, 1994
                                                                     ----------------       -----------------
INCREASE (DECREASE) IN CASH
Cash flows provided by (used for) operating activities:
  Interest received   . . . . . . . . . . . . . . . . . . . . .      $      1,103,165      $        388,897
  Expenses paid   . . . . . . . . . . . . . . . . . . . . . . .              (103,089)              (80,563)
  Interest expense paid   . . . . . . . . . . . . . . . . . . .               (14,801)                 (628)
  Proceeds from disposition of short-term portfolio
    investments, net   . . . . . . . . . . . . . . . . . . . .              3,723,000                12,000
  Purchase of long-term portfolio investments   . . . . . . . .           (58,707,264)          (48,509,985)
  Proceeds from disposition of long-term portfolio
    investments  . . . . . . . . . . . . . . . . . . . . . . .             69,716,325            46,620,520
                                                                     ----------------      -----------------
  Net cash flows provided by (used for) operating activities               15,717,336            (1,569,759)
                                                                     ----------------      -----------------
Cash flows (used for) provided by financing activities:
  Increase in reverse repurchase agreements  . . . . . . . . .                602,700
  Dividends paid (excluding reinvestment of dividends
    of $674,313 and $400,387, respectively)  . . . . . . . . .                (62,261)              (13,766)
  Proceeds from Trust shares sold  . . . . . . . . . . . . . .                256,793             1,773,045
  Cost of Trust shares redeemed    . . . . . . . . . . . . . .            (16,534,124)             (639,694)
                                                                     ----------------      -----------------
  Net cash flows (used for) provided by financing activities              (15,736,892)            1,119,585
                                                                     ----------------      -----------------
Net decrease in cash   . . . . . . . . . . . . . . . . . . . .                (19,556)             (450,174)
Cash at beginning of period  . . . . . . . . . . . . . . . . .                 76,243               453,236
                                                                     ----------------      -----------------
Cash at end of period    . . . . . . . . . . . . . . . . . . .       $         56,687      $          3,062
                                                                    =================      =================

RECONCILIATION OF NET INCREASE (DECREASE)
IN NET ASSETS RESULTING FROM OPERATIONS
TO NET CASH FLOWS PROVIDED BY (USED FOR)
OPERATING ACTIVITIES
Net increase in net assets resulting from operations   . . . .      $         402,906      $        159,753
                                                                     ----------------      -----------------
Decrease (increase) in investments  . . . . . . . . . . . . .              14,752,631            (2,409,162)
Net realized loss       . . . . . . . . . . . . . . . . . . .                 466,820               354,760
Decrease in unrealized depreciation   . . . . . . . . . . . .                (158,622)             (104,793)
Decrease in receivable for investments sold   . . . . . . . .               2,200,813                79,618
Decrease (increase) in interest receivable  . . . . . . . . .                  38,882               (10,128)
Decrease in deferred organization expenses and other assets .                   9,567                 4,984
(Decrease) increase in payable for investments purchased
  and dollar roll payable   . . . . . . . . . . . . . . . . .              (1,959,142)              411,444
Decrease in accrued expenses and other liabilities  . . . . .                 (36,519)              (56,235)
                                                                     ----------------      -----------------
  Total adjustments   . . . . . . . . . . . . . . . . . . . .              15,314,430            (1,729,512)
                                                                     ----------------      -----------------
Net cash flows provided by (used for) operating activities  .       $      15,717,336      $     (1,569,759)
                                                                     ================      =================


-------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF CHANGES IN NET ASSETS
(UNAUDITED)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          THE SHORT DURATION PORTFOLIO
                                                                                          ----------------------------
                                                                                      SIX MONTHS                   YEAR
                                                                                        ENDED                      ENDED
                                                                                  DECEMBER 31, 1994            JUNE 30, 1994
                                                                                  -----------------            -------------
INCREASE (DECREASE)
IN NET ASSETS

Operations:

  Net investment income . . . . . . . . . . . . . . . . . . . . . . . . . .         $         711,104           $       1,725,504

  Net realized (loss) gain  . . . . . . . . . . . . . . . . . . . . . . . .                  (466,820)                    107,050

  Net change in unrealized depreciation . . . . . . . . . . . . . . . . . .                   158,622                    (854,281)
                                                                                    -----------------           -----------------

  Net increase in net assets resulting
    from operations . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   402,906                     978,273
                                                                                    -----------------           -----------------

Dividends from net investment income  . . . . . . . . . . . . . . . . . . .                  (737,344)                 (1,771,675)
                                                                                    -----------------           -----------------

Capital share transactions: . . . . . . . . . . . . . . . . . . . . . . . .

    Proceeds from shares subscribed . . . . . . . . . . . . . . . . . . . .                   256,793                  36,449,281

    Cost of shares redeemed . . . . . . . . . . . . . . . . . . . . . . . .               (16,489,124)                (57,608,135)

    Net asset value of shares issued in
      reinvestment of dividends . . . . . . . . . . . . . . . . . . . . . .                   674,313                   1,605,782
                                                                                    -----------------           -----------------

    Decrease in net assets from capital
      share transactions  . . . . . . . . . . . . . . . . . . . . . . . . .               (15,558,018)                (19,553,072)
                                                                                    -----------------           -----------------

  Total decrease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               (15,892,456)                (20,346,474)

NET ASSETS

Beginning of period . . . . . . . . . . . . . . . . . . . . . . . . . . . .                31,264,810                  51,611,284
                                                                                    -----------------           -----------------
End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $        15,372,354           $      31,264,810
                                                                                  ===================           =================

------------------------------------------------------------------------------------------------------------------------------------





See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
STATEMENTS OF CHANGES IN NET ASSETS
(UNAUDITED)

------------------------------------------------------------------------------------------------------------------

                                                                      THE CORE FIXED INCOME PORTFOLIO
                                                                      -------------------------------
                                                                   SIX MONTHS                    YEAR
                                                                     ENDED                       ENDED
                                                                DECEMBER 31, 1994            JUNE 30, 1994
                                                                -----------------            -------------
INCREASE (DECREASE)
IN NET ASSETS

Operations:

  Net investment income   . . . . . . . . . . . . . . . . .     $        409,720            $        544,253

  Net realized loss   . . . . . . . . . . . . . . . . . . .             (354,760)                   (221,036)

  Net change in unrealized
     depreciation on investments  . . . . . . . . . . . . .              104,793                    (567,698)
                                                                ----------------            ----------------
  Net increase (decrease) in net assets resulting
     from operations  . . . . . . . . . . . . . . . . . . .              159,753                    (244,481)
                                                                ----------------            ----------------
Dividends and distributions:
  Net investment income   . . . . . . . . . . . . . . . . .             (415,083)                   (542,010)
  In excess of net realized gain on investments   . . . . .                 --                      (292,003)
                                                               -----------------           -----------------
                                                                        (415,083)                   (834,013)
                                                               -----------------           -----------------
Capital share transactions:

    Proceeds from shares subscribed  . . . . . . . . . . .             1,773,045                   9,073,497
    Cost of shares redeemed  . . . . . . . . . . . . . . .              (639,694)                 (4,087,689)
    Net asset value of shares issued in
      reinvestment of dividends and distributions . . . .                400,387                     797,134
                                                               -----------------           -----------------
    Increase in net assets from capital
      share transactions  . . . . . . . . . . . . . . . .              1,533,738                   5,782,942
                                                               -----------------           -----------------

  Total increase  . . . . . . . . . . . . . . . . . . . .              1,278,408                   4,704,448

NET ASSETS

Beginning of period . . . . . . . . . . . . . . . . . . .             12,507,354                   7,802,906
                                                               -----------------           -----------------
End of period . . . . . . . . . . . . . . . . . . . . . .     $       13,785,762           $      12,507,354
                                                               =================           =================
-------------------------------------------------------------------------------------------------------------------






See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
FINANCIAL HIGHLIGHTS
(UNAUDITED)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     THE SHORT DURATION PORTFOLIO
                                                                                     ----------------------------
                                                                           SIX MONTHS             YEAR       JULY 17, 1992 (a)
                                                                              ENDED              ENDED            THROUGH
                                                                        DECEMBER 31, 1994    JUNE 30, 1994     JUNE 30, 1993
                                                                        -----------------    -------------     -------------
PER SHARE OPERATING
  PERFORMANCE:
Net asset value, beginning of period  . . . . . . . . . . . . . . . . .       $   9.71          $   9.96          $  10.00
                                                                              --------          --------          --------
  Net investment income (net of $.005, $.011 and
    $.005 respectively, of interest expense) (b)  . . . . . . . . . . .           0.26              0.48              0.51
  Net realized and unrealized loss on investments . . . . . . . . . . .          (0.13)            (0.25)            (0.06)
                                                                              --------          --------          --------
Net increase from investment operations . . . . . . . . . . . . . . . .           0.13              0.23              0.45
                                                                              --------          --------          --------
Dividends from net investment income  . . . . . . . . . . . . . . . . .          (0.27)            (0.48)            (0.49)
                                                                              --------          --------          --------
Net asset value, end of period  . . . . . . . . . . . . . . . . . . . .       $   9.57          $   9.71          $   9.96
                                                                              ========          ========          ========


TOTAL INVESTMENT RETURN (c) . . . . . . . . . . . . . . . . . . . . . .          1.37%             2.33%             4.63%

RATIOS TO AVERAGE NET ASSETS:
Expenses (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          0.57% (d)         0.57%             0.56% (d)
Net investment income (b) . . . . . . . . . . . . . . . . . . . . . . .          5.37% (d)         4.70%             5.32% (d)

SUPPLEMENTAL DATA:
Average net assets (in thousands)   . . . . . . . . . . . . . . . . . .        $26,253           $36,686           $67,540
Portfolio turnover      . . . . . . . . . . . . . . . . . . . . . . . .           240%              455%              513%
Net assets, end of period (in thousands)  . . . . . . . . . . . . . . .        $15,372           $31,265           $51,611

---------------------------------------------------------------------------------------------------------------------------------


(a)  Commencement of investment operations.
(b) The Adviser waived fees amounting to $39,702 and $110,232 and reimbursed expenses amounting to $51,585 and $55,582, for the periods ended December 31, 1994 and June 30, 1994, respectively. For the period July 17, 1992 through June 30, 1993, the Administrator waived fees amounting to $64,580. If the Fund had borne all expenses, the expense ratios would have been 1.26%, 1.02% and 0.66% for the periods ended December 31, 1994, June 30, 1994 and June 30, 1993, respectively. The net investment income ratios would have been 4.68%, 4.25% and 5.22% for the periods ended December 31, 1994, June 30, 1994 and June 30, 1993, respectively. The net investment income on a per share basis would have been $0.23, $0.43 and $0.49 for the periods ended December 31, 1994, June 30, 1994 and June 30, 1993, respectively.
(c) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.
(d)  Annualized.

     The information above represents the unaudited operating performance based on an average share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data, for each of the periods indicated. This information has been determined based upon financial information provided in the financial statements.



See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
FINANCIAL HIGHLIGHTS
(UNAUDITED)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   THE CORE FIXED INCOME PORTFOLIO
                                                                                   -------------------------------
                                                                           SIX MONTHS             YEAR      DECEMBER 9, 1992 (a)
                                                                              ENDED              ENDED            THROUGH
                                                                        DECEMBER 31, 1994    JUNE 30, 1994     JUNE 30, 1993
                                                                        -----------------    -------------     -------------
PER SHARE OPERATING
  PERFORMANCE:
Net asset value, beginning of period  . . . . . . . . . . . . . . . . .       $   9.36          $  10.37          $  10.00
                                                                              --------          --------          --------
  Net investment income (net of $.001, $.003 and
    $.001, respectively, of interest expense) (b)   . . . . . . . . . .           0.30              0.55              0.32
  Net realized and unrealized gains on investments  . . . . . . . . . .          (0.18)            (0.60)             0.37
                                                                              --------          --------          --------
Net (decrease) increase from investment operations  . . . . . . . . . .           0.12             (0.05)             0.69
                                                                              --------          --------          --------
Dividends from net investment income  . . . . . . . . . . . . . . . . .          (0.30)            (0.55)            (0.32)
Distributions from net realized capital gains . . . . . . . . . . . . .            --              (0.41)              --
                                                                              --------          --------          ---------
  Total dividends and distributions . . . . . . . . . . . . . . . . . .          (0.30)            (0.96)            (0.32)
                                                                              --------          --------          --------
Net asset value, end of period  . . . . . . . . . . . . . . . . . . . .       $   9.18          $   9.36          $  10.37
                                                                              ========          ========          ========

TOTAL INVESTMENT RETURN (c) . . . . . . . . . . . . . . . . . . . . . .          1.29%           (0.69)%             6.88%

RATIOS TO AVERAGE NET ASSETS:
Expenses (b)            . . . . . . . . . . . . . . . . . . . . . . . .          0.55% (d)         0.55%             0.55% (d)
Net investment income (b) . . . . . . . . . . . . . . . . . . . . . . .          6.34% (d)         5.61%             5.57% (d)

SUPPLEMENTAL DATA:
Average net assets (in thousands)   . . . . . . . . . . . . . . . . . .        $12,827            $9,702            $6,622
Portfolio turnover      . . . . . . . . . . . . . . . . . . . . . . . .           359%              722%              354%
Net assets, end of period (in thousands)  . . . . . . . . . . . . . . .        $13,786           $12,507            $7,803

----------------------------------------------------------------------------------------------------------------------------------



(a)  Commencement of investment operations.
(b) The Adviser waived fees amounting to $22,661, $34,010 and $24,761 and reimbursed expenses amounting to $71,960, $137,179 and $0 for the periods ended December 31, 1994, June 30, 1994 and June 30, 1993, respectively. The Administrator waived fees amounting to $32,500 and $3,701 for the period ended June 30, 1993, the Custodian and the Transfer Agent waived fees amounting to $24,272 and $17,283, respectively. If the Fund had borne all expenses, the expense ratios would have been 2.01%, 2.65% and 2.44% for the periods ended December 31, 1994, June 30, 1994 and June 30, 1993, respectively. The net investment income ratios would have been 4.88%, 3.51% and 3.68% for the periods ended December 31, 1994, June 30, 1994 and June 30, 1993, respectively. The net investment income on a per share basis would have been $0.34, $0.34 and $0.22 for the periods ended December 31, 1994, June 30, 1994 and June 30, 1993, respectively.
(c) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.
(d)  Annualized.

     The information above represents unaudited operating performance based on an average share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data, for each of the periods indicated. This information has been determined based upon financial information provided in the financial statements.


See Notes to Financial Statements.

THE BFM INSTITUTIONAL TRUST INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
----------------------------------------------------------------------------
NOTE 1.   ORGANIZATION AND ACCOUNTING POLICIES

        The BFM Institutional Trust Inc. (the "Trust") is a no-load, open-end management investment company organized as a Maryland corporation. The
Articles of Incorporation permit the Board of Directors to create an unlimited number of series (or "Portfolios"), each of which issues a separate class of shares and has its own investment objective and policies. The Trust was formed on November 27, 1991 and had no operations through June 18, 1992 other than those related to organizational matters and the sale and issuance of 10,000 shares of The Short Duration Portfolio to BlackRock Financial Management L.P. (the "Adviser") for $100,000 on June 18, 1992. The Short Duration Portfolio and The Core Fixed Income Portfolio commenced investment operations on July 17,
1992 and December 9, 1992, respectively. On October 6, 1994, The BFM Institutional Trust Inc., Multi-Sector Mortgage Securities Portfolio III commenced investment operations and is being shown in a separate report.

        The Adviser has advanced certain organizational and offering expenses of the Trust and is to be reimbursed by the Trust. Organizational costs estimated at $282,000 have been deferred. $115,250 and $57,500 have been allocated to The Short Duration Portfolio and to The Core Fixed Income Portfolio, respectively, and are being amortized over a period not to exceed 60 months from the date each Portfolio commenced investment operations. In the event that any of the original shares owned by the Adviser (or any subsequent holder) are repurchased by the Trust prior to the end of the 60-month period, the proceeds from the repurchase payable in respect of such shares shall be reduced by the pro rata share (based on the proportionate share of the original shares repurchased to the total number of original shares outstanding at the time of repurchase) of the unamortized deferred organization expenses as of the date of such repurchase. In the event that a Portfolio is liquidated prior to the end of the 60-month period, the Adviser (or any subsequent holder) shall bear the remaining unamortized deferred organization expenses.

        The following is a summary of significant accounting policies followed by the Trust.

SECURITIES VALUATION: The Trust values mortgage-backed, asset-backed and other debt securities on the basis of current market quotations provided by dealers or pricing services approved by the Trust's Board of Directors. In determining the value of a particular security, pricing services may use certain information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, various relationships observed in the market between securities, and calculated yield measures based on valuation technology commonly employed in the market for such securities. Exchange-traded options are valued at their last sales price as of the close of options trading on the applicable exchanges. In the absence of a last sale, options are valued at the average of the quoted bid and asked prices as of the close of business. A futures contract is valued at the last sale price as of the close of the commodities exchange on which it trades unless the Trust's Board of Directors determine that such price does not reflect its fair value, in which case it will be valued at its fair value as determined by the Trust's Board of Directors. Any securities or other assets for which such current market quotations are not readily available are valued at fair value as determined in good faith under procedures established by and under the general supervision and responsibility of the Trust's Board of Directors.

        Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost, if their term to maturity from date of purchase was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original term to maturity from date of purchase exceeded 60 days.

        In connection with transactions in repurchase agreements, the Trust's custodian takes possession of the underlying collateral securities, the value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Trust may be delayed or limited.

OPTION SELLING/PURCHASING: When the Trust sells or purchases an option, an amount equal to the premium received or paid by the Trust is recorded as a liability or an asset and is subsequently adjusted to the current market value of the option written or purchased. Premiums received or paid from writing or purchasing options which expire unexercised are treated by the Trust on the expiration date as realized gains or losses. The difference between the premium and the amount paid or received on effecting a closing purchase or sale transaction, including brokerage commissions, is also treated as a realized gain or loss. If an option is exercised, the premium paid or received is added to the proceeds from the sale or cost of the purchase in determining whether the Trust has realized a gain or a loss on investment transactions. The Trust, as writer of an option, may have no control over whether the underlying securities may be sold (call) or purchased (put) and as a result bears the market risk of an unfavorable change in the price of the security underlying the written option.

FINANCIAL FUTURES CONTRACTS: A futures contract is an agreement between two parties to buy or sell a financial instrument for a set price on a future date. Initial margin deposits are made upon entering into futures contracts and can be either cash or securities. During the period that the futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by "marking-to-market" on a daily basis to reflect the market value of the contract at the end of each day's trading. Variation margin payments are made or received, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Trust records a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Trust's basis in the contract.

        Financial futures contracts, when used by the Trust, help in maintaining a targeted duration. Futures contracts can be sold to effectively shorten an otherwise longer duration portfolio. Duration is a measure of the price sensitivity of a security or a portfolio to relative changes in interest rates. For instance, a duration of "one" means that a portfolio or a security's price would be expected to change by approximately one percent with a one percent change in interest rates, while a duration of "five" would imply that the price would move approximately five percent in relation to a one percent change in interest rates. In the same sense, futures contracts can be purchased to lengthen a portfolio that is shorter than its duration target. Thus, by buying or selling futures contracts, the Trust can effectively "hedge" more volatile positions so that changes in interest do not change the duration of the portfolio unexpectedly.

        The Trust may invest in financial futures contracts primarily for the purpose of hedging its existing portfolio securities or securities the Trust intends to purchase against fluctuations in value caused by changes in prevailing market interest rates, or for risk management, duration management or other portfolio management purposes. Should interest rates move unexpectedly, the Trust may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets. The Trust is also at risk of not being able to enter into a closing transaction for the futures contract because of an illiquid secondary market. In addition, since futures are used to shorten or lengthen a portfolio's duration, there is a risk that the portfolio may have temporarily performed better without the hedge or that the Trust may lose the opportunity to realize appreciation in the market price of the underlying positions.

SHORT SALES: The Trust may make short sales of securities as a method of hedging to offset potential price declines in similar securities owned. The Trust may only make short sales "against-the-box". In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire the identical security at no additional cost. When selling short "against-the-box", the Trust foregoes an opportunity for capital appreciation in the security.

SECURITIES LENDING: The Trust may lend its portfolio securities to qualified institutions. The loans are secured by collateral at least equal, at all times, to the market value of the securities loaned. The Trust reimbursement was required due to such limitation for the six months ended December 31, 1994.

        The Trust has entered into a Distribution Agreement with BFM Advisory L.P. (the "Distributor"). Pursuant to the terms of the Distribution Agreement, the Distributor serves as the principal underwriter and distributor of the Trust's shares, and in that capacity makes a continuous offering of the Trust's shares and bears the costs and expenses of printing and distributing any copies of any prospectuses and annual and interim reports for the Trust (after such items have been prepared and set in type) which are used in connection with the offering of shares to securities dealers or investors, and the cost and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by securities dealers in connection with the offering of the shares for sale to the public. There is no fee payable by the Trust pursuant to the Distribution Agreement, and there is no sales or redemption charge. The Distribution Agreement provides for indemnification by the Trust of the Distributor, its partners, employees, agents and affiliates for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions. The continuance of the Distribution Agreement must be approved in the same manner as the Investment Advisory Agreement, and the Distribution Agreement will terminate automatically if assigned by either party thereto and is terminable with respect to any Portfolio at any time without penalty by the Rule 12b-1 Directors (as defined below) or by vote of a majority of the outstanding shares of the Portfolio (as such term is defined in the Investment Company Act) on not more than 60 days' nor less than 30 days' written notice to the Distributor and by the Distributor on like notice to the Trust.

        The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Adviser is permitted to use a portion of the advisory fee it receives from the Trust to promote the distribution of the Trust's shares and to enhance the provision of stockholder services. The Plan was approved by a majority of (i) the directors of the Trust and (ii) the directors of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (Rule 12b-1 Directors). The Plan permits the Adviser to pay fees to the Distributor. The Trust is not required or permitted under the Plan to make payments over and above the amount of the advisory fee to promote the sale of its shares; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution-related activities.

        From amounts received by it under the Plan, the Distributor is authorized to make payments to securities dealers with which the Distributor has entered into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to cover the Distributor's cost of marketing services and advertising on behalf of the Portfolios and to compensate institutions who perform support services that would otherwise be performed by the Trust or its agent. These support services may include providing such office space, equipment, telephone facilities and various personnel as may be necessary or beneficial to establish and maintain stockholders' accounts and records, process purchase and redemption transactions, answer routine client inquiries and provide such other services to the Trust as may reasonably be requested.

        The Plan will continue from year to year, provided that each such continuance is approved at least annually by a vote of the Board of Directors, including a majority vote of the Rule 12b-1 Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to any Portfolio at any time, without penalty, by the vote of a majority of the Rule 12b-1 Directors or by the vote of the holders of a majority of the outstanding shares of the Portfolio. The Plan may not be amended materially without the approval of the Board of Directors, including a majority of the Rule 12b-1 Directors, cast in person at a meeting called for that purpose. Any modification to the Plan which would materially increase the amount of money to be spent by a Portfolio must also be submitted to the stockholders of the Portfolio for approval.

        Certain directors of the Trust who are not interested parties are paid a fee for their services in the amount of $2,500 on an annual basis.

        On June 16, 1994, the Adviser entered into a definitive agreement to be acquired by PNC Bank, NA. The acquisition is expected to close by the end of February, 1995. Following closing, the Adviser will become a wholly-owned corporate subsidiary of PNC Asset Management Group, Inc., the holding company for PNC's asset management businesses.

NOTE 3.    PORTFOLIO SECURITIES

        Purchases and sales of investment securities, other than short-term investments and dollar rolls, for each Portfolio for the six months ended December 31, 1994 were as follows:

                                                                                           PURCHASES               SALES
                                                                                           ---------               -----
The Short Duration Portfolio  . . . . . . . . . . . . . . . . . . . . . . . . . .      $     56,743,075      $     67,785,132
The Core Fixed Income Portfolio   . . . . . . . . . . . . . . . . . . . . . . . .            47,332,059            44,883,658

The federal income tax basis of the investments of each portfolio at December 31, 1994 were substantially the same as the bases for financial reporting and, accordingly, net unrealized appreciation (depreciation) for federal income tax purposes were as follows:

                                                                                                                 NET UNREALIZED
                                                                                       GROSS UNREALIZED           APPRECIATION
                                                                                APPRECIATION   (DEPRECIATION)    (DEPRECIATION)
                                                                                ------------   --------------    -------------
The Short Duration Portfolio  . . . . . . . . . . . . . . . . . . . . . . .     $      9,855    $ (412,538)       $ (402,683)
The Core Fixed Income Portfolio   . . . . . . . . . . . . . . . . . . . . .           11,330      (341,552)         (330,222)


For federal income tax purposes, The Short Duration Portfolio had a capital loss carryforward at June 30, 1994 of $630,770 which will expire in 2002. Of these losses, $358,956 were incurred in the post-October period of the fiscal year ended June 30, 1994. The Core Fixed Income Portfolio incurred $343,156 of losses in the post-October period of the fiscal year ended June 30, 1994. A tax election is available to defer part or all of these losses to the fiscal year ending June 30, 1995. Accordingly, no capital gains distribution is expected to be paid to shareholders until net gains have been realized in excess of such amounts.

NOTE 4.      REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS
Reverse Repurchase Agreements: The Trust enters into reverse repurchase agreements with qualified, third party broker-dealers as determined by and under the direction of the Trust's Board of Directors. Interest on the value of reverse repurchase agreements issued and outstanding is based upon competitive market rates at the time of issuance. At the time the Trust enters into a reverse repurchase agreement, it establishes and maintains a segregated account with the lender containing liquid high grade securities having a value not less than the repurchase price, including accrued interest, of the reverse repurchase agreement.

        The average daily balance of reverse repurchase agreements outstanding in The Short Duration Portfolio during the period ended December 31, 1994 was approximately $1,794,346 at a weighted average interest rate of approximately 5.671%. The maximum amount of reverse repurchase agreements outstanding at any month-end during the six months was $2,600,000 as of November 30, 1994 which was 14.15% of total assets. The amount of reverse repurchase agreements outstanding at December 31, 1994 was $602,700, which was 3.5% of total assets. The average daily balance of reverse repurchase agreements outstanding in The Core Fixed Income Portfolio during the period ended December 31, 1994 was approximately $309,300 at a weighted average interest rate of approximately 5.245%. No reverse repurchase agreements were held at any month-end during the six months ended December 31, 1994.

Dollar Rolls: The Trust enters into dollar rolls in which the Trust sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period the Trust forgoes principal and interest paid on the securities. The Trust is compensated by the interest earned on the cash proceeds of the initial sale and by the lower repurchase price at the future date.

The Short Duration Portfolio had no dollar roll transactions during the six months ended December 31, 1994. The average monthly balance of dollar rolls outstanding in The Core Fixed Income Portfolio during the six months ended December 31, 1994 was $179,089. The maximum amount of dollar rolls outstanding at any month-end during the period was $284,186 as of November 30, 1994, which was 2.02% of total assets. The amount of dollar rolls outstanding at December 31, 1994 was $225,826, which was 1.4% of total assets.

NOTE 5.     CAPITAL

        The Trust is authorized to issue 2 billion shares of $.0001 par value capital stock in one or more classes or series. The Short Duration Portfolio and The Core Fixed Income Portfolio are each authorized to issue 100 million shares. Of the 1,606,404 shares of The Short Duration Portfolio outstanding at December 31, 1994, the Adviser owned 11,346 shares. Of the 1,501,599 shares of The Core Fixed Income Portfolio outstanding at December 31, 1994, the Adviser owned 2 shares.

Transactions in shares were as follows:

                                                                                   THE SHORT DURATION PORTFOLIO
                                                                                   ----------------------------
                                                                                SIX MONTHS                   YEAR
                                                                                   ENDED                    ENDED
                                                                             DECEMBER 31, 1994          JUNE 30, 1994
                                                                             -----------------          -------------
                    Shares subscribed   . . . . . . . . . . . . . . . .                26,582               3,673,276

                    Shares issued in connection with
                        the reinvestment of dividends   . . . . . . . .                69,602                 162,452
                                                                                  -----------             -----------
                                                                                       96,184               3,835,728

                    Shares redeemed   . . . . . . . . . . . . . . . . .            (1,708,682)             (5,800,442)
                                                                                  -----------             -----------
                    Net decrease  . . . . . . . . . . . . . . . . . . .            (1,612,498)             (1,964,714)
                                                                                  ===========             ===========



                                                                                 THE CORE FIXED INCOME PORTFOLIO
                                                                                 -------------------------------
                                                                                SIX MONTHS                   YEAR
                                                                                   ENDED                    ENDED
                                                                             DECEMBER 31, 1994          JUNE 30, 1994
                                                                             -----------------          -------------
                    Shares subscribed   . . . . . . . . . . . . . . . .               191,883                 903,352

                    Shares issued in connection with the
                        reinvestment of dividends and distributions . .                43,088                  80,352
                                                                               --------------          --------------
                                                                                      234,971                 983,704

                    Shares redeemed   . . . . . . . . . . . . . . . . .               (69,468)               (399,930)
                                                                               --------------          --------------
                    Net increase    . . . . . . . . . . . . . . . . . .               165,503                 583,774
                                                                               ==============          ==============

NOTE 6.    DIVIDENDS

        Subsequent to December 31, 1994 the Board of Directors of the Trust declared a dividend from undistributed earnings of $0.0548 and $0.0543 per share for The Short Duration Portfolio and The Core Fixed Income Portfolio, respectively, payable February 1, 1995 to shareholders of record on January 31, 1995.